Nationstar Funding LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this Free Writing Prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents Nationstar Funding LLC has filed with the SEC for more complete information about Nationstar Funding LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Nationstar Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Subject to Revision                                                          Free Writing Prospectus dated June 15, 2007

$1,608,894,000

(Approximate, subject to a variance of +/- 10%)

HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-FRE1

HOME EQUITY LOAN TRUST 2007-FRE1

(Issuing Entity)

Nationstar Mortgage LLC

(Sponsor and Servicer)

Wells Fargo Bank, NA

(Master Servicer, Securities Administrator and Custodian)

Nationstar Funding LLC

(Depositor)

Fremont Investment & Loan

(Originator)

The certificates, as described herein, are asset-backed securities to be issued by the Home Equity Loan Trust 2007-FRE1 (the "Issuing Entity").  The sole source of payments on the certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Nationstar Mortgage LLC or any of its affiliates.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this Free Writing Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

RBS GREENWICH CAPITAL

MERRILL LYNCH & CO.	BANC OF AMERICA SECURITIES LLC	CITI

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

CERTIFICATES
Class(1,5)	Expected Size (2)	Home Equity Loan Group	Interest Type	Principal Type	Expected WAL (yrs) Call/Mat (3)	Expected Principal Window (mos) Call/Mat (3)	Final Scheduled Distribution Date (4)	Expected Ratings
								S&P	Moody's
1-AV-1	$666,197,000	1	Floating	Sen	Not Marketed Herein		April 2037	AAA	Aaa
2-AV-1	$396,130,000	2	Floating	Sen-Seq	1.00/1.00	1-23/1-23	April 2037	AAA	Aaa
2-AV-2	$45,456,000	2	Floating	Sen-Seq	2.00/2.00	23-26/23-26	April 2037	AAA	Aaa
2-AV-3	$105,215,000	2	Floating	Sen-Seq	3.00/3.00	26-71/26-71	April 2037	AAA	Aaa
2-AV-4	$51,932,000	2	Floating	Sen-Seq	6.73/8.85	71-83/71-195	April 2037	AAA	Aaa
M-1	$67,933,000	1 & 2	Floating	Mez	5.28/5.85	52-83/52-174	April 2037	AA+	Aa1
M-2	$61,914,000	1 & 2	Floating	Mez	5.00/5.56	47-83/47-167	April 2037	AA+	Aa2
M-3	$37,836,000	1 & 2	Floating	Mez	4.87/5.41	45-83/45-160	April 2037	AA	Aa3
M-4	$34,396,000	1 & 2	Floating	Mez	4.80/5.34	44-83/44-155	April 2037	AA-	A1
M-5	$32,677,000	1 & 2	Floating	Mez	4.74/5.27	42-83/42-150	April 2037	A+	A2
M-6	$29,237,000	1 & 2	Floating	Mez	4.71/5.21	41-83/41-145	April 2037	A+	A3
M-7	$27,517,000	1 & 2	Floating	Mez	4.68/5.16	40-83/40-140	April 2037	A	Baa1
M-8	$25,797,000	1 & 2	Floating	Mez	4.66/5.11	40-83/40-134	April 2037	A-	Baa2
M-9	$26,657,000	1 & 2	Floating	Mez	4.63/5.05	39-83/39-127	April 2037	BBB	Baa3

Total Offered Certificates $1,608,894,000

(1)

The Certificates are subject to a 10% Clean-Up Call Option.  All Certificates are expected to be subject to an interest rate cap. The margin on the Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates will increase to 2x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.  The margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase to 1.5x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.

(2)

Each class size is subject to a variance of plus or minus 10%.

(3)

See "PREPAYMENT PRICING SPEED" below.

(4)

With respect to each class of Certificates, the Final Scheduled Distribution Date for each such class was determined to be one month after the scheduled maturity date of the latest maturing Home Equity Loan.

(5)

Distributions on the Class 1-AV-1 Certificates will be derived primarily from the Group 1 Home Equity Loans (as defined herein).   Distributions on the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates will be derived primarily from the Group 2 Home Equity Loans (as defined herein).  Distributions on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be derived from the Group 1 and Group 2 Home Equity Loans.

Contact Information:

RBS Greenwich Capital

Trading
Ron Weibye	(203) 625-6160	weibyer@rbsgc.com
Bob Pucel	(203) 625-6160	pucelr@rbsgc.com
Mark Bower	(203) 625-6160	bowerm@rbsgc.com

Mortgage Finance
Jim Raezer	(203) 618-6030	raezerj@rbsgc.com
Matt Miles	(203) 618-2391	milesm@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

PREPAYMENT PRICING SPEED
Fixed Rate Home Equity Loans:

115% Fixed Rate Mortgage PPC

100% Fixed Rate Mortgage PPC assumes that prepayments start at 4% CPR in month one of the life of the Fixed Rate Home Equity Loans, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Adjustable Rate Home Equity Loans:

100% Adjustable Rate Mortgage PPC

100% Adjustable Rate Mortgage PPC assumes that prepayments start at 2% CPR in month one of the life of the Adjustable Rate Home Equity Loans, increase by approximately 2.545% each month to 30% CPR in month 12, remain constant at 30% CPR until month 22, increase to 50% CPR from month 23 until month 28, decrease to 30% CPR in month 29 and remain constant at 30% CPR thereafter.  However, the prepayment pricing speed will not exceed 90% CPR in any period.

SUMMARY OF TERMS

The following information highlights selected information that will be contained in and described in greater detail in the prospectus supplement and prospectus and provides a general overview of the terms of the Offered Certificates.  To understand all of the terms of the offering of the Offered Certificates, you should read carefully the prospectus supplement and prospectus.  Certain capitalized terms used in this Free Writing Prospectus are defined under the caption "CERTAIN DEFINITIONS" below.

Transaction:	Offering of approximately $1,608,894,000 of Home Equity Loan Asset-Backed Certificates, Series 2007-FRE1.
Issuer:	Home Equity Loan Trust 2007-FRE1 (the "Issuing Entity").
Depositor:	Nationstar Funding LLC.
Originator:	Fremont Investment & Loan (“Fremont”).
Sponsor and Servicer:	Nationstar Mortgage LLC (“Nationstar”) (transfer of servicing from Fremont to Nationstar will be completed on or about July 5, 2007).
Seller:	Nationstar.
Trustee:	The Bank of New York.
Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.
Underwriters:

Greenwich Capital Markets, Inc. (Lead Manager and Structuring Lead).

Banc of America Securities LLC (Co-Manager), Citigroup Global Markets Inc. (Co-Manager) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (Co-Manager).

Cut-Off Date:

The opening of business on June 1, 2007.  The cut-off date is the date on and after which the issuing entity will be entitled to receive principal collections on and proceeds of the Home Equity Loans and the date after which the issuing entity will be entitled to receive interest due on the Home Equity Loans.

Expected Pricing Date:	On or about June 22, 2007.
Expected Closing Date:	On or about July 10, 2007.
Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first Distribution Date is expected to be July 25, 2007.
Record Dates:	With respect to any Distribution Date and each class of Offered Certificates, the business day immediately preceding such Distribution Date.
Offered Certificates:

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.  The Offered Certificates (other than the Class 1-AV-1 Certificates) are being marketed herein.

Non-Offered Certificates:

The Issuing Entity will also issue certain non-offered certificates.  The Class X-IO, Class P and Class R Certificates will not be offered by this Free Writing Prospectus.  The Class P Certificates will have a $100 principal balance and will be entitled to receive all prepayment penalties collected by the Servicer.

Senior Certificates:	The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates.
Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Group 1 Certificates:	The Class 1-AV-1 Certificates (backed primarily by the Group 1 Home Equity Loans) (also referred to herein as a “Certificate Group”).
Group 2 Certificates:	The Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates (backed primarily by the Group 2 Home Equity Loans) (also referred to herein as a “Certificate Group”).
Certificates:	The Offered Certificates and Non-Offered Certificates.
Delay Days:	0 days.
Day Count:	Actual/360.
Accrued Interest:	The Offered Certificates will settle flat (no accrued interest).
Interest Accrual Period:

Interest on the Offered Certificates accrues from the last Distribution Date (or, with respect to the first Distribution Date, the Closing Date) through the day immediately preceding the then-current Distribution Date, on an actual/360 basis.

Remittance Period:	With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which the Distribution Date occurs.
Registration:	Book-entry registration through The Depository Trust Company in the United States or Clearstream Banking Luxembourg or the Euroclear System in Europe.
Issuing Entity Property:

The property of the Issuing Entity will include:

●

a pool of closed-end fixed rate, and primarily hybrid adjustable rate Home Equity Loans that conform to certain agency guidelines and are secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties (referred to herein as the “Group 1 Home Equity Loans,” “Group 1” or a “Home Equity Loan Group”);

●

a pool of closed-end fixed rate, and primarily hybrid adjustable rate Home Equity Loans some of which conform and some of which do not conform to certain agency guidelines and are secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties (referred to herein as the “Group 2 Home Equity Loans,” “Group 2” or a “Home Equity Loan Group”);

●

all principal payments collected on and after the Cut-off Date and interest payments due on the Home Equity Loans after the Cut-Off Date;

●

property that secured a Home Equity Loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

●

rights under the Swap Agreement described below.

The Home Equity Loans:

The Home Equity Loans will be divided into two groups.  Certain of the Home Equity Loans in each Home Equity Loan Group (the “Fixed Rate Home Equity Loans”) bear interest at fixed rates.  Certain of the Home Equity Loans in each Home Equity Loan Group (the “Adjustable Rate Home Equity Loans”) bear interest at rates that, generally following an initial fixed rate period, adjust semi-annually based on six-month LIBOR and the applicable gross margin. The initial rate adjustment date for the Adjustable Rate Home Equity Loans is generally two years, three years or five years after the date of origination of the related Adjustable Rate Home Equity Loan.

As of the Cut-off Date, the Home Equity Loans have the following general characteristics:

●

7,329 total Home Equity Loans

●

2,878 Fixed Rate Home Equity Loans

●

4,451 Adjustable Rate Home Equity Loans

●

Fixed Rate Home Equity Loans:

●

$500,651,422.81 aggregate outstanding Loan Balance

●

Approximately 29.11% of aggregate outstanding Loan Balance of all Home Equity Loans

●

Adjustable Rate Home Equity Loans:

●

$1,219,171,283.10 aggregate outstanding Loan Balance

•

Approximately 70.89% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Group 1 Home Equity Loans:

•

$905,773,494.35 aggregate outstanding Loan Balance

•

Approximately 52.67% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Group 2 Home Equity Loans:

•

$814,049,211.56 aggregate outstanding Loan Balance

•

Approximately 47.33% of aggregate outstanding Loan Balance of all Home Equity Loans

As of the Cut-off Date, none of the Home Equity Loans were 30 or more days delinquent.

See "ALL HOME EQUITY LOANS", "GROUP 1 HOME EQUITY LOANS" and "GROUP 2 HOME EQUITY LOANS" below for additional information regarding the Home Equity Loans.

Delinquency Advances:

Each month the Servicer will determine the amount of any unpaid interest due on the Home Equity Loans. If the Servicer believes that unpaid interest can be recovered, then the Servicer will either:

●

advance the unpaid interest to the Issuing Entity out of its own funds; or

●

advance the unpaid interest to the Issuing Entity out of collections on the Home Equity Loans that are not required to be distributed on the related Distribution Date.

The Servicer is entitled to be reimbursed by the Issuing Entity for any delinquency advances from the related Home Equity Loan and, if the delinquency advance is a non-recoverable advance, from collections on all the Home Equity Loans prior to any distributions to holders of Certificates.

Servicing Advances:

Unless the Servicer determines that any proposed advance is not recoverable from the related Home Equity Loan, the Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

●

expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation of that Home Equity Loan;

●

the cost of any enforcement or judicial proceedings, including foreclosures; and

●

the cost of the management and liquidation of property acquired in satisfaction of the related Home Equity Loan.

The Servicer is entitled to be reimbursed by the Issuing Entity for any servicing advances from the borrower of the related Home Equity Loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related Home Equity Loan and, if the servicing advance is a non-recoverable advance, from collections on all the Home Equity Loans, in each case prior to any distributions to holders of Certificates.

Compensating Interest:

The Servicer will provide to the Issuing Entity the amount of any shortfall of interest on a Home Equity Loan that is caused by a full prepayment of the Home Equity Loan up to the amount of the aggregate servicing fee for the related period.

Swap Agreement:

The Securities Administrator, on behalf of a trust separate from the Issuing Entity, referred to herein as the supplemental interest trust, is expected to enter into an interest rate swap agreement (the “Swap Agreement”) with [TBD], as swap provider (the “Swap Provider”).  Under the Swap Agreement, on each Distribution Date the supplemental interest trust will be obligated to make fixed payments as specified in the Swap Agreement based on the lesser of (i) the notional amount for such Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates, in each case divided by 100, and the payment factor specified on the scheduled notional amount for the swap agreement schedule.  Under the Swap Agreement, on each Distribution Date, the Swap Provider will be obligated to make floating payments equal to the product of (a) one-month LIBOR (as determined pursuant to the Swap Agreement), (b) the lesser of (i) the notional amount for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates, in each case divided by 100, and (c) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360 and (d) the payment factor specified on the scheduled notional amount for the swap agreement schedule.  To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a net payment (each such payment, a “Net Swap Payment”) for deposit into a segregated trust account established on the closing date (the “Swap Account”).  Any amounts deposited into the Issuing Entity’s Swap Account will be applied as described in “Swap Account” below.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distributions to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event, as defined herein) will be deducted from the Certificate Account prior to distributions to certificateholders pursuant to “DISTRIBUTIONS” below and will first be deposited into the Swap Account before payment to the Swap Provider.

The applicable scheduled notional amounts for the Swap Agreement and each Distribution Date are set forth under the caption “SCHEDULED NOTIONAL AMOUNTS FOR THE SWAP AGREEMENT” below.  The applicable scheduled notional amounts for the Swap Agreement are calculated based on the aggregate Loan Balance and characteristics of the Home Equity Loans as of the Cut-off Date.  The applicable scheduled notional amounts for the Swap Agreement may change based on the aggregate Loan Balance of the Home Equity Loans as of July 2007.

Swap Account:

On each Distribution Date, to the extent required, following the distribution of any Excess Interest (as defined herein) and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DISTRIBUTIONS” below, the Securities Administrator will withdraw from amounts in the Swap Account to distribute in the following order of priority:

●

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

●

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

●

third, to the Senior Certificates and Subordinate Certificates, the Net Subordination Deficiency for such Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12 of clause C, under “DISTRIBUTIONS” below;

●

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

●

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

●

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

●

seventh, to the Senior Certificates and Subordinate Certificates, any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below, allocated in the order of priority set forth in subclauses 16 and 17 of clause C, under “DISTRIBUTIONS” below;

●

eighth, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

●

ninth, any remaining amounts to the Class X-IO certificateholder.

provided, that the cumulative amount of distributions pursuant to clauses third and fourth above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of realized losses with respect to that Distribution Date and all prior Distribution Dates.

Clean-Up Call Option:

The Servicer may, at its option, terminate the Issuing Entity by purchasing, at the Termination Price described below, all of the Home Equity Loans and other Issuing Entity property on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is 10% or less of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.

If this Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then:

•

the margin on the Senior Certificates will increase to 2x the original margin, commencing on the first day of the interest accrual period following such date; and

•

the margin on the Subordinate Certificates will increase to 1.5x the original margin, commencing on the first day of the interest accrual period following such date.

The "Termination Price" will be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, and (y) in the case of any REO property and any Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover, or Subordinate Net WAC Cap Carryover), any unreimbursed Delinquency Advances, Servicing Advances and any Delinquency Advances the Servicer has failed to remit and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

Federal Tax Status:	For federal income tax purposes, the Issuing Entity will include one or more real estate mortgage investment conduits or "REMICs."
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible, subject to satisfying the conditions of one of the investor-based or statutory exemptions.
SMMEA Eligibility:	None of the Certificates are expected to be SMMEA eligible.

Certificate Ratings:

It is a condition to the issuance of the Offered Certificates that they receive ratings not lower than the respective ratings set forth below from S&P and Moody's.

Class

S&P

Moody’s

1-AV-1

AAA

Aaa

2-AV-1      AAA             Aaa

2-AV-2

AAA

Aaa

2-AV-3

AAA

Aaa

2-AV-4

AAA

Aaa

M-1

AA+              Aa1

M-2

AA+              Aa2

M-3

AA                Aa3

M-4

AA-               A1

M-5

A+                 A2

M-6

A+                 A3

M-7

A                   Baa1

M-8

A-                  Baa2

M-9

BBB              Baa3

CREDIT ENHANCEMENT
Credit Enhancement:

Credit enhancement for the structure will be provided by (1) Excess Interest, (2) Overcollateralization, (3) subordination of Certificates having a lower payment priority and (4) limited cross collateralization.

Overcollateralization is calculated as the amount by which the aggregate Loan Balance of the Home Equity Loans exceeds the aggregate principal balance of the Certificates.  On the Closing Date, there is expected to be an initial overcollateralization amount of approximately 6.45% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  Beginning on the first Distribution Date, Excess Interest collections, if any, will be applied as accelerated payments of principal to the class or classes of Certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required level of 6.45% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  The required level of Overcollateralization may step down over time.  However, if a Trigger Event occurs, the required overcollateralization amount will not be allowed to step down and will be equal to the required overcollateralization amount in effect for the previous Distribution Date.

The Senior Certificates will have a payment priority over the Subordinate Certificates.  Among the classes of Subordinate Certificates:

●

the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

●

the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

●

the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

●

the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

●

the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

●

the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8 and Class M-9 Certificates;

●

the Class M-7 Certificates will have payment priority over the Class M-8 and Class M-9 Certificates; and

●

the Class M-8 Certificates will have payment priority over the Class M-9 Certificates.

If, on any Distribution Date, there is insufficient Excess Interest or overcollateralization, or Net Swap Payments received under the Swap Agreement, to absorb realized losses on the Home Equity Loans, then such realized losses will be allocated to the classes of Subordinate Certificates, in the reverse order of their payment priority, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of Excess Interest, overcollateralization and Net Swap Payments received under the Swap Agreement and applied to cover realized losses on such Distribution Date.  To the extent that the certificate principal balance of a class of Subordinate Certificates is reduced on account of realized losses on Home Equity Loans, and then there is a net subsequent recovery in respect of principal on a liquidated Home Equity Loan or Loans, then the certificate principal balance of such class will be increased up to the amount of the related net subsequent recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (a) the prior reduction and (b) the outstanding Class Principal Carryover Shortfall of such class.  The amount of Class Principal Carryover Shortfall may be paid to the holders of the Subordinate Certificates, together with any Class Interest Carryover Shortfall on the Subordinate Certificates, according to the priorities set forth herein under “DISTRIBUTIONS” and “SUMMARY OF TERMS—Swap Account.”  The outstanding Class Principal Carryover Shortfall of such class would be reduced by the corresponding amount of the increase in the certificate principal balance of such class.

Cross-collateralization will be provided through the application of excess interest from a Home Equity Loan Group to fund interest shortfalls, cover realized losses and build overcollateralization with respect to the other Home Equity Loan Group.

Initial Certificate Credit Enhancement

●

The Senior Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and the Subordinate Certificates.

●

The Class M-1 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 16.05% in Subordinate Certificates having a lower payment priority.

●

The Class M-2 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 12.45% in Subordinate Certificates having a lower payment priority.

●

The Class M-3 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 10.25% in Subordinate Certificates having a lower payment priority.

●

The Class M-4 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 8.25% in Subordinate Certificates having a lower payment priority.

●

The Class M-5 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 6.35% in Subordinate Certificates having a lower payment priority.

●

The Class M-6 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 4.65% in Subordinate Certificates having a lower payment priority.

●

The Class M-7 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 3.05% in Subordinate Certificates having a lower payment priority.

●

The Class M-8 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 1.55% in Subordinate Certificates having a lower payment priority.

●

The Class M-9 Certificates will be enhanced by Excess Interest and the Overcollateralization Amount.

Credit Enhancement Percentages:	Initial Target Percentages		Stepdown Percentages
	Senior	26.45%	Senior	52.90%
	Class M-1	22.50%	Class M-1	45.00%
	Class M-2	18.90%	Class M-2	37.80%
	Class M-3	16.70%	Class M-3	33.40%
	Class M-4	14.70%	Class M-4	29.40%
	Class M-5	12.80%	Class M-5	25.60%
	Class M-6	11.10%	Class M-6	22.20%
	Class M-7	9.50%	Class M-7	19.00%
	Class M-8	8.00%	Class M-8	16.00%
	Class M-9	6.45%	Class M-9	12.90%

Senior Enhancement Percentage:

With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate certificate principal balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

CERTIFICATE RATES
Certificate Rates:		Each of the Offered Certificates will bear interest at a rate that adjusts monthly, equal to the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the related Net WAC Cap.
Group 1 Net WAC Cap:

With respect to any Distribution Date and the Group 1 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 1 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Group 2 Net WAC Cap:

With respect to any Distribution Date and the Group 2 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 2 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Subordinate Net WAC Cap:

With respect to any Distribution Date and each class of Subordinate Certificates will be a rate per annum equal to the weighted average of (i) the Group 1 Net WAC Cap and (ii) the Group 2 Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

Group Subordinate Amount:

For each Home Equity Loan Group and any Distribution Date, will be the excess, if any, of the aggregate Loan Balance of the related Home Equity Loan Group as of the first day of the related Remittance Period, over the aggregate certificate principal balance of the Senior Certificates related to such Home Equity Loan Group immediately prior to such Distribution Date.

Net Coupon Rate:	1

For any Group 1 or Group 2 Home Equity Loan, will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the servicing fee accrues, (2) the rate at which the Trustee fee accrues and (3) the rate at which the master servicing fee accrues (in each case, expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans, as applicable).

Group 1 Net WAC Cap Carryover:	2

If on any Distribution Date the Certificate Rate for the Group 1 Certificates is based on the Group 1 Net WAC Cap, the Group 1 Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group 1 Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Group 1 Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 1 Net WAC Cap over (2) the amount of interest payable on such class at the Certificate Rate for such class for the Distribution Date and (B) the Group 1 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the Group 1 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap).

Group 2 Net WAC Cap Carryover:	3

If on any Distribution Date the Certificate Rate for any of the Group 2 Certificates is based on the Group 2 Net WAC Cap, the applicable Group 2 Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group 2 Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Group 2 Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group 2 Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 2 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 2 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group 2 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 2 Net WAC Cap).

Subordinate Net WAC Cap Carryover:	4

If on any Distribution Date the Certificate Rate for any of the Subordinate Certificates is based on the Subordinate Net WAC Cap, the applicable Subordinate Certificateholders will be entitled to receive on subsequent Distribution Dates the related Subordinate Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Subordinate Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Subordinate Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Subordinate Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Subordinate Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Subordinate Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Subordinate Net WAC Cap).

Net WAC Cap Carryover Reserve Account:	5

On the Closing Date, the Securities Administrator will establish an account (the “Net WAC Cap Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause 15 under “DISTRIBUTIONS” below.

Swap Expense Fee Rate:	6

With respect to each Distribution Date, a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

DISTRIBUTIONS

On each Distribution Date, the Securities Administrator will make the following disbursements and transfers from monies then on deposit in the certificate account with respect to the Home Equity Loans, which shall be net of the servicing fee, and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

A.  With respect to funds in the certificate account received with respect to Home Equity Loan Group 1:

1.  To the Master Servicer and Trustee, any related fees and any Transition Expenses for Home Equity Loan Group 1.

2.  Concurrently, to the Group 1 Certificates, the related Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Distribution Date.

3.  The remaining amount pursuant to clause C. below.

B.  With respect to funds in the certificate account received with respect to Home Equity Loan Group 2:

1.  To the Master Servicer and Trustee, any related fees and any Transition Expenses for Home Equity Loan Group 2.

2.  Concurrently, to each class of Group 2 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group 2 Certificates.

3.  The remaining amount pursuant to clause C. below.

C.  With respect to any remaining amounts in the certificate account received with respect to Home Equity Loan Group 1 and Home Equity Loan Group 2:

1.  Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

2.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

3.   (A)  On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, to the Senior Certificates, in an amount up to the Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

i.

Sequentially:

a.

To the Group 1 Certificates, the Group 1 Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

b.  To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.A.ii.a. below until the Certificate Principal Balance of such Certificates has been reduced to zero.

ii.

Sequentially:

a.  To the Group 2 Certificates, the Group 2 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

b.  To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.A.i.a. above, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.A.i.a. above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

3.   (B)  On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, to the Senior Certificates, in an amount up to the Group 1 Principal Distribution Amount or the Group 2 Principal Distribution Amount, as applicable, for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

i.

Sequentially:

a.

To the Group 1 Certificates, in an amount up to the Group 1 Senior Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

b.  To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.B.ii.a. below, in an amount up to the remaining Group 1 Senior Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

ii.

Sequentially:

a.  To the Group 2 Certificates, in an amount up to the Group  2 Senior Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Senior Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

b.  To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.B.i.a. above, in an amount up to the remaining Group 2 Senior Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.B.i.a. above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

4.

To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

5.

To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

6.

To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

7.

To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

8.

To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

9.

To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

10.

To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

11.

To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

12.

To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

13.

To the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12 of this clause C.

14.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

15.

To the Net WAC Cap Carryover Reserve Account, the amounts required under the pooling and servicing agreement for distribution in accordance with subclauses 16 and 17 of this Clause C.

16.

Concurrently, (i) to the Group 1 Certificates, the Group 1 Net WAC Cap Carryover and (ii) to the Group 2 Certificates, the aggregate Group 2 Net WAC Cap Carryover, pro rata, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account; provided that the Group 2 Net WAC Cap Carryover will be paid to each Group 2 Certificate, pro rata, based on each such Certificate’s Group 2 Net WAC Cap Carryover.

17.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Subordinate Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

18.

To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

19.

To the Master Servicer and Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the pooling and servicing agreement to the extent not paid as Master Servicing fees, Trustee fees or Transition Expenses pursuant to subclauses A.1 and B.1 above.

20.

To the holders of the Issuing Entity's residual certificates, the remainder as provided in the pooling and servicing agreement.

CERTAIN DEFINITIONS
Aggregate Principal Amount:	Means, as to any Distribution Date, the sum of the Basic Principal Amounts for each Home Equity Loan Group.
Basic Principal Amount:

With respect to the related Home Equity Loan Group and each Distribution Date shall be the sum of (without duplication):  (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the related Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Securities Administrator on or prior to the Monthly Remittance Date; (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by Nationstar Mortgage or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Securities Administrator on or prior to the Monthly Remittance Date; (C) any substitution amounts relating to principal, delivered by Nationstar Mortgage on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan, to the extent the amounts are received by the Securities Administrator on or prior to the Monthly Remittance Date; (D) all net liquidation proceeds, and all subsequent recoveries, actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the net liquidation proceeds or subsequent recoveries relate to principal), in each case to the extent the amounts are received by the Securities Administrator on or prior to the Monthly Remittance Date; and (E) the principal portion of the proceeds received by the Securities Administrator upon termination of the Issuing Entity.

Class Interest Carryover Shortfall:

Means, with respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the holders of the Certificates of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

Class M-1 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 55.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-2 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 62.20% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-3 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 66.60% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-4 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 70.60% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-5 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date and (b)  on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 74.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-6 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 77.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-7 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and (H) the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 81.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-8 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, and (I) the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 84.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-9 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and (J) the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 87.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class Monthly Interest Amount:

With respect to each class of Offered Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related interest accrual period at the related Certificate Rate on the certificate principal balance of the related Offered Certificates.  On any Distribution Date, the Offered Certificates are each subject to their related Net WAC Cap.

Class Principal Carryover Shortfall:

Means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the certificate principal balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of realized losses and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the certificate principal balance of such class of Subordinate Certificates resulting from subsequent recoveries.

Cumulative Loss Trigger Event:

Shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of subsequent recoveries with respect to the Home Equity Loans during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date

Loss Percentage

July 2009 to June 2010

1.80% for the first month, plus an additional 1/12th of 2.25% for each month thereafter.

July 2010 to June 2011

4.05% for the first month, plus an additional 1/12th of 2.30% for each month thereafter.

July 2011 to June 2012

6.35% for the first month, plus an additional 1/12th of 1.85% for each month thereafter.

July 2012 to June 2013

8.20% for the first month, plus an additional 1/12th of 1.05% for each month thereafter.

July 2013 and June 2014

9.25% for the first month, plus an additional 1/12th of 0.10% for each month thereafter.

July 2014 and thereafter

9.35%.

Delinquency Amount:

Means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

Delinquency Event:	Shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds 30.25% of the Senior Enhancement Percentage.
Excess Interest:	Means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to subclauses 1 through 12 of Clause C under the caption "DISTRIBUTIONS" above.
Excess Overcollateralization Amount:

Means, with respect to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the Offered Certificates, over (y) the Required Overcollateralization Amount.

Group 1 Allocation Percentage:

Means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 1 Home Equity Loans, and the denominator of which is the aggregate Basic Principal Amount.

Group 1 Principal Distribution Amount	Means, the product of (i) the Principal Distribution Amount for that Distribution Date and (ii) the Group 1 Allocation Percentage.
Group 1 Senior Principal Distribution Amount

Means, the excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 1 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) approximately 47.10% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the Cut-Off Date.

Group 2 Allocation Percentage:

Means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 2 Home Equity Loans, and the denominator of which is the aggregate Basic Principal Amount.

Group 2 Principal Distribution Amount	Means, the product of (i) Principal Distribution Amount for that Distribution Date and (ii) the Group 2 Allocation Percentage.
Group 2 Senior Principal Distribution Amount

Means, the excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 2 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) approximately 47.10% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the Cut-Off Date.

Loan Balance:

Means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.

Monthly Remittance Date:	Means the 18th day of each month, or if the 18th day is not a business day, the preceding business day.
Net Subordination Deficiency:	Means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.
OC Floor:	Means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.
Overcollateralization Amount:

Means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the related Remittance Period over (2) the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

Principal Distribution Amount:

Means, with respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balances of the Offered Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

Required Overcollateralization Amount:

Means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 6.45% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 6.45% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 12.90% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

Senior Principal Distribution Amount:	Means, the sum of the Group 1 Senior Principal Distribution Amount and the Group 2 Senior Principal Distribution Amount.
60+ Delinquency Percentage (Rolling Three Month):

Means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

Stepdown Date:

Means the earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate certificate principal balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the July 2010 Distribution Date, and (B) the first Distribution Date on which the Senior Enhancement Percentage, calculated for this purpose, before giving effect to any distribution of principal on the Certificates on that Distribution Date but after giving effect to the distribution of the Aggregate Principal Amount on the Home Equity Loans, is at least equal to approximately 52.90%.

Subordination Deficiency:

Means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

Subordination Increase Amount:	Means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency for that Distribution Date and (2) the Excess Interest for that Distribution Date.
Swap Provider Trigger Event:

Means a Swap Termination Payment that is triggered upon: (i) an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party.

Transition Expenses:

Means expenses incurred by the Master Servicer in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 during the term of the Issuing Entity).

Trigger Event:	Means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

SCHEDULED NOTIONAL AMOUNTS

FOR THE SWAP AGREEMENT*

Distribution Date	Effective Notional Amount($)**	Distribution Date	Effective Notional Amount($)**
07/25/07	$1,608,034,000	08/25/10	$119,551,097
08/25/07	$1,581,120,116	09/25/10	$114,914,865
09/25/07	$1,549,766,755	10/25/10	$110,458,864
10/25/07	$1,514,064,701	11/25/10	$106,175,884
11/25/07	$1,474,169,044	12/25/10	$102,059,246
12/25/07	$1,430,325,895	01/25/11	$98,102,238
01/25/08	$1,383,038,328	02/25/11	$94,298,999
02/25/08	$1,333,224,553	03/25/11	$90,644,502
03/25/08	$1,282,411,498	04/25/11	$87,134,663
04/25/08	$1,232,782,289	05/25/11	$83,761,853
05/25/08	$1,184,947,308	06/25/11	$80,519,646
06/25/08	$1,138,836,514	07/25/11	$77,402,804
07/25/08	$1,094,387,437	08/25/11	$74,406,374
08/25/08	$1,051,537,114	09/25/11	$71,525,637
09/25/08	$1,010,042,635	10/25/11	$68,748,832
10/25/08	$964,976,143	11/25/11	$66,047,603
11/25/08	$908,712,616	12/25/11	$63,477,331
12/25/08	$839,950,655	01/25/12	$60,970,286
01/25/09	$755,368,737	02/25/12	$58,454,871
02/25/09	$660,988,719	03/25/12	$55,835,436
03/25/09	$578,303,762	04/25/12	$53,546,496
04/25/09	$516,754,912	05/25/12	$51,480,720
05/25/09	$474,508,512	06/25/12	$49,494,344
06/25/09	$433,206,220	07/25/12	$47,584,324
07/25/09	$379,815,053	08/25/12	$45,747,734
08/25/09	$323,502,399	09/25/12	$43,981,760
09/25/09	$259,491,441	10/25/12	$42,283,695
10/25/09	$226,438,650	11/25/12	$40,650,935
11/25/09	$215,245,373	12/25/12	$39,080,977
12/25/09	$202,724,212	01/25/13	$37,571,413
01/25/10	$188,507,043	02/25/13	$36,119,926
02/25/10	$172,186,729	03/25/13	$34,724,290
03/25/10	$151,802,196	04/25/13	$33,382,361
04/25/10	$140,081,459	05/25/13	$32,092,082
05/25/10	$134,621,021	06/25/13	$30,851,468
06/25/10	$129,393,315
07/25/10	$124,374,866

*Each notional amount is based on the characteristics of the Home Equity Loans as of the Cut-off Date.

**The payment factor is 100.

All Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Actual Principal Balance	$1,719,822,706	$14,907	$1,494,584
Average Actual Principal Balance	$234,660
Number of Mortgage Loans	7,329

Weighted Average Gross Coupon	7.781%	5.250%	13.600%
Weighted Average FICO Score	646	500	817
Weighted Average Combined Original LTV	83.16%	8.55%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	355 months	111 months	357 months
Weighted Average Seasoning	5 months	3 months	12 months

Weighted Average Gross Margin	5.304%	2.863%	6.990%
Weighted Average Minimum Interest Rate	7.783%	5.250%	12.650%
Weighted Average Maximum Interest Rate	13.783%	11.250%	18.650%
Weighted Average Initial Rate Cap	3.000%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	23 months	12 months	57 months

Maturity Date		Sep 1 2016	Mar 1 2037
Maximum Zip Code Concentration	0.58%	20744 (Ft. Washington, MD)

ARM	70.89%	First Lien	94.65%
Fixed Rate	29.11%	Second Lien	5.35%

2/28 6 MO LIBOR	14.85%	Easy Documentation	1.39%
2/28 6 MO LIBOR 40/30 Balloon	5.81%	Full Documentation	71.26%
2/28 6 MO LIBOR 50/30 Balloon	26.12%	Stated Income	27.35%
2/28 6 MO LIBOR IO	3.07%
3/27 6 MO LIBOR	3.85%	Cash Out Refinance	66.09%
3/27 6 MO LIBOR 40/30 Balloon	1.60%	Home Improvement	4.06%
3/27 6 MO LIBOR 50/30 Balloon	12.40%	Purchase	28.70%
3/27 6 MO LIBOR IO	1.53%	Rate/Term Refinance	1.16%
5/25 6 MO LIBOR	0.22%
5/25 6 MO LIBOR 40/30 Balloon	0.06%	2 Units	5.83%
5/25 6 MO LIBOR 50/30 Balloon	0.87%	3 Units	0.64%
5/25 6 MO LIBOR IO	0.50%	4 Units	0.16%
Fixed Rate	17.82%	Condominium	6.03%
Fixed Rate 40/30 Balloon	2.19%	Single Family	87.34%
Fixed Rate 50/30 Balloon	9.10%
		Non-owner	5.99%
Interest Only	5.10%	Primary	92.99%
Not Interest Only	94.90%	Second Home	1.02%

Prepay Penalty: 0 months	24.92%	Top 5 States:
Prepay Penalty: 12 months	15.77%	California	28.34%
Prepay Penalty: 24 months	36.11%	Florida	13.07%
Prepay Penalty: 30 months	0.17%	New York	10.04%
Prepay Penalty: 36 months	23.03%	Maryland	8.91%
		New Jersey	4.51%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Alabama	13	$ 2,070,777.84	0.12%	8.114%	356	91.05%	628
Alaska	1	119,772.79	0.01	11.750	356	48.00	522
Arizona	229	46,960,399.71	2.73	7.802	355	82.34	636
Arkansas	17	1,548,861.53	0.09	8.465	356	88.75	622
California	1,486	487,349,918.46	28.34	7.370	355	82.07	658
Colorado	140	21,576,309.59	1.25	7.997	355	85.19	648
Connecticut	116	26,325,897.22	1.53	7.987	355	83.50	639
Delaware	48	8,569,232.18	0.50	8.277	355	84.54	609
District of Columbia	51	13,098,330.51	0.76	7.478	355	77.95	647
Florida	1,129	224,756,143.83	13.07	8.033	355	82.47	636
Georgia	227	35,618,330.46	2.07	8.244	354	87.48	635
Hawaii	81	27,257,808.53	1.58	7.568	354	82.55	674
Idaho	28	4,538,752.67	0.26	8.484	355	86.53	598
Illinois	389	75,264,724.38	4.38	8.146	355	83.97	646
Indiana	44	5,241,787.21	0.30	8.581	355	88.10	629
Iowa	6	751,305.00	0.04	10.353	355	82.62	556
Kansas	18	2,006,970.58	0.12	8.570	354	85.63	619
Kentucky	31	3,317,681.79	0.19	8.683	354	87.69	620
Maine	12	1,511,910.90	0.09	9.233	356	82.07	592
Maryland	606	153,265,474.80	8.91	7.797	355	84.49	639
Massachusetts	197	49,901,276.75	2.90	7.809	355	83.68	644
Michigan	22	2,693,488.25	0.16	8.623	355	83.48	634
Minnesota	111	17,917,654.03	1.04	8.019	355	85.12	647
Missouri	49	5,715,763.34	0.33	8.698	350	87.04	620
Montana	2	432,481.53	0.03	8.151	354	87.50	586
Nebraska	2	413,137.42	0.02	8.765	357	81.30	653
Nevada	87	18,799,139.63	1.09	7.919	355	80.98	626
New Hampshire	27	5,181,441.21	0.30	7.946	356	84.07	620
New Jersey	306	77,530,129.08	4.51	8.161	354	82.01	642
New Mexico	30	5,668,295.58	0.33	8.048	355	85.74	649
New York	541	172,664,866.96	10.04	7.535	355	82.54	662
North Carolina	122	20,004,144.77	1.16	8.575	355	87.51	622
Ohio	58	7,914,822.05	0.46	8.458	354	87.26	634
Oklahoma	11	1,003,662.48	0.06	8.806	356	84.89	616
Oregon	40	8,596,426.61	0.50	7.446	355	86.86	660
Pennsylvania	158	25,145,208.13	1.46	8.448	353	84.18	631
Rhode Island	22	4,656,000.66	0.27	8.065	355	83.09	614
South Carolina	36	4,988,577.07	0.29	8.782	356	86.69	625
Tennessee	52	5,536,830.98	0.32	8.670	350	87.57	630
Texas	194	29,500,715.90	1.72	7.722	347	82.81	644
Utah	45	9,004,772.06	0.52	7.896	355	83.51	630
Vermont	5	495,419.86	0.03	8.544	354	88.55	654
Virginia	284	61,289,453.30	3.56	7.936	354	84.44	634
Washington	126	26,291,698.97	1.53	7.636	355	84.34	651
West Virginia	14	1,652,533.16	0.10	8.976	343	84.62	607
Wisconsin	113	15,213,997.20	0.88	8.602	354	86.04	614
Wyoming	3	460,378.95	0.03	7.742	354	89.61	694
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

—————————

(1)

Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF ALL HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 49.99	171	$ 30,441,093.78	1.77%	7.796%	354	40.19%	627
50.00 - 54.99	73	17,360,368.50	1.01	7.575	352	52.55	628
55.00 - 59.99	99	21,689,042.63	1.26	7.513	353	57.64	625
60.00 - 64.99	161	34,924,989.98	2.03	7.585	355	62.49	629
65.00 - 69.99	193	46,639,889.09	2.71	7.615	355	67.33	628
70.00 - 74.99	263	63,298,291.12	3.68	7.671	355	72.05	621
75.00 - 79.99	430	112,064,666.06	6.52	7.451	355	77.02	637
80.00	1,858	517,550,433.79	30.09	7.471	355	80.00	657
80.01 - 84.99	257	79,320,681.28	4.61	7.037	355	83.33	646
85.00 - 89.99	746	219,505,141.13	12.76	7.383	355	86.28	642
90.00 - 94.99	1,085	310,834,411.30	18.07	7.757	355	90.40	644
95.00 - 99.99	469	116,127,024.60	6.75	8.193	354	95.22	641
100.00	1,524	150,066,672.65	8.73	10.004	352	100.00	663
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of all of the Home Equity Loans is approximately 83.16%.

CURRENT COUPON RATES OF ALL HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
5.000 - 5.499	27	$ 11,273,871.70	0.66%	5.318%	356	81.24%	710
5.500 - 5.999	258	97,913,123.94	5.69	5.865	354	77.58	686
6.000 - 6.499	593	202,756,811.38	11.79	6.270	355	80.04	678
6.500 - 6.999	953	305,322,190.94	17.75	6.763	355	81.65	668
7.000 - 7.499	685	202,102,476.79	11.75	7.251	355	82.59	653
7.500 - 7.999	983	269,610,365.30	15.68	7.755	355	83.25	644
8.000 - 8.499	661	174,944,958.63	10.17	8.242	355	83.90	632
8.500 - 8.999	684	160,101,641.14	9.31	8.733	355	84.88	615
9.000 - 9.499	372	78,137,166.72	4.54	9.219	355	85.14	600
9.500 - 9.999	499	79,858,351.38	4.64	9.739	354	85.06	592
10.000 - 10.499	455	44,739,246.24	2.60	10.198	353	90.44	625
10.500 - 10.999	271	28,525,506.48	1.66	10.753	353	85.56	608
11.000 - 11.499	375	28,363,345.02	1.65	11.269	350	95.30	656
11.500 - 11.999	245	20,071,121.23	1.17	11.677	354	90.32	621
12.000 - 12.499	183	11,380,823.95	0.66	12.265	352	93.27	607
12.500 - 12.999	70	4,043,449.12	0.24	12.620	327	90.95	606
13.000 - 13.499	14	636,290.04	0.04	13.253	319	96.68	623
13.500 - 13.999	1	41,965.91	0.00	13.600	355	95.00	619
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The weighted average Coupon Rate of all of the Home Equity Loans is approximately 7.781%.

LOAN BALANCES OF ALL HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 50,000.00	561	$ 20,383,016.96	1.19%	11.215%	338	98.25%	653
50,000.01 - 100,000.00	1,053	79,924,347.46	4.65	10.125	353	90.14	642
100,000.01 - 150,000.00	1,031	128,922,843.22	7.50	8.858	354	82.50	628
150,000.01 - 200,000.00	1,143	200,016,284.47	11.63	8.120	355	81.07	628
200,000.01 - 250,000.00	894	200,280,961.00	11.65	7.828	355	81.10	635
250,000.01 - 300,000.00	632	173,330,687.90	10.08	7.679	355	80.97	640
300,000.01 - 350,000.00	518	167,633,471.77	9.75	7.458	355	82.39	650
350,000.01 - 400,000.00	383	143,515,679.99	8.34	7.249	355	82.95	657
400,000.01 - 450,000.00	270	114,592,999.01	6.66	7.326	355	84.35	657
450,000.01 - 500,000.00	248	117,692,866.14	6.84	7.304	355	83.20	658
500,000.01 - 550,000.00	192	100,453,432.69	5.84	7.180	353	84.42	662
550,000.01 - 600,000.00	146	83,925,749.24	4.88	7.173	355	85.04	664
600,000.01 - 650,000.00	63	39,332,003.23	2.29	7.299	355	84.45	661
650,000.01 - 700,000.00	64	43,153,357.49	2.51	7.270	355	84.74	658
700,000.01 - 750,000.00	41	29,778,181.30	1.73	7.300	355	87.07	650
750,000.01 - 800,000.00	55	42,876,347.30	2.49	7.607	355	83.49	640
800,000.01 - 850,000.00	3	2,448,989.82	0.14	6.932	355	81.39	653
850,000.01 - 900,000.00	6	5,263,796.26	0.31	6.476	356	85.84	667
900,000.01 - 950,000.00	7	6,389,384.68	0.37	6.299	356	76.57	655
950,000.01 - 1,000,000.00	12	11,818,132.21	0.69	6.579	356	83.30	670
1,000,000.01+	7	8,090,173.77	0.47	6.480	355	76.03	688
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The average outstanding Loan Balance of all of the Home Equity Loans is approximately $234,660.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2 Units	322	$ 100,290,866.56	5.83%	7.697%	354	82.51%	665
3 Units	28	10,988,229.14	0.64	7.272	355	78.24	677
4 Units	10	2,808,964.60	0.16	7.183	355	80.16	663
Condominium	516	103,635,959.98	6.03	7.965	355	84.18	653
Single Family	6,453	1,502,098,685.63	87.34	7.779	355	83.17	644
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
120	23	$ 1,274,870.26	0.07%	10.992%	115	99.53%	667
180	82	4,645,803.94	0.27	8.246	176	78.56	657
240	7	894,161.58	0.05	8.565	236	80.50	609
300	1	190,522.85	0.01	6.850	294	80.00	626
360	7,216	1,712,817,347.28	99.59	7.777	355	83.16	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The weighted average Original Term to Maturity of all of the Home Equity Loans is approximately 359 months.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
61 - 120	23	$ 1,274,870.26	0.07%	10.992%	115	99.53%	667
121 - 180	82	4,645,803.94	0.27	8.246	176	78.56	657
181 - 240	7	894,161.58	0.05	8.565	236	80.50	609
241 - 300	1	190,522.85	0.01	6.850	294	80.00	626
301 - 360	7,216	1,712,817,347.28	99.59	7.777	355	83.16	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The weighted average Remaining Term to Maturity of all of the Home Equity Loans is approximately 355 months.

SEASONING OF ALL HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
1 - 6	6,837	$1,562,759,266.27	90.87%	7.759%	355	83.12%	646
7 - 12	492	157,063,439.64	9.13	7.997	352	83.57	645
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The weighted average Seasoning of all of the Home Equity Loans is approximately 5 months.

CURRENT DELINQUENCY STATUS OF ALL HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Current	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	7,276	$1,706,090,177.47	99.20%	7.774%	355	83.16%	647
1	50	12,782,948.32	0.74	8.645	352	84.52	617
2	3	949,580.12	0.06	8.758	353	70.43	541
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Non-owner	524	$ 103,037,723.53	5.99%	8.141%	354	81.35%	660
Primary	6,741	1,599,249,051.12	92.99	7.759	355	83.28	645
Second Home	64	17,535,931.26	1.02	7.650	355	83.06	642
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
First Lien	5,956	$1,627,863,267.01	94.65%	7.593%	355	82.22%	645
Second Lien	1,373	91,959,438.90	5.35	11.096	349	99.72	664
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Easy Documentation	93	$ 23,958,032.07	1.39%	7.866%	354	82.83%	638
Full Documentation	5,263	1,225,553,100.16	71.26	7.562	355	83.87	641
Stated Income	1,973	470,311,573.68	27.35	8.347	355	81.33	661
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

CREDIT GRADES OF ALL HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
A	597	$ 150,464,011.01	8.75%	8.301%	355	82.25%	614
A+	4,698	1,045,027,374.24	60.76	7.818	354	84.42	651
A-	258	56,638,218.92	3.29	8.479	355	75.22	594
AA	1,294	373,704,498.53	21.73	6.958	355	83.71	673
B	258	54,404,085.72	3.16	8.932	355	76.87	581
C	152	27,905,619.57	1.62	9.353	354	71.31	567
C-	60	9,871,310.50	0.57	11.498	355	61.68	555
D	12	1,807,587.42	0.11	11.889	355	52.68	567
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

CREDIT SCORES OF ALL HOME EQUITY LOANS (1)

Range of Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
500 - 524	146	$ 25,835,976.94	1.50%	9.912%	354	71.35%	513
525 - 549	273	51,371,578.14	2.99	9.333	355	72.82	536
550 - 574	434	94,669,551.01	5.50	8.937	355	79.68	562
575 - 599	494	120,263,790.60	6.99	8.565	355	82.70	588
600 - 624	1,315	280,555,359.28	16.31	8.096	355	84.16	613
625 - 649	1,595	367,448,266.10	21.37	7.618	354	84.14	638
650 - 674	1,267	300,962,898.16	17.50	7.554	355	84.50	661
675 - 699	770	194,031,495.44	11.28	7.295	354	84.65	687
700+	1,035	284,683,790.24	16.55	7.062	355	82.75	732
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)

The non-zero weighted average Credit Score of all of the Home Equity Loans is approximately 646.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2/28 6 MO LIBOR	1,302	$255,425,882.91	14.85%	8.564%	355	80.28%	612
2/28 6 MO LIBOR 40/30 Balloon	384	99,973,514.12	5.81	8.153	355	82.02	623
2/28 6 MO LIBOR 50/30 Balloon	1,438	449,140,056.57	26.12	7.689	355	84.06	646
2/28 6 MO LIBOR IO	144	52,806,234.15	3.07	7.073	355	82.04	655
3/27 6 MO LIBOR	294	66,185,144.88	3.85	7.927	356	80.87	628
3/27 6 MO LIBOR 40/30 Balloon	107	27,528,071.98	1.60	7.611	355	82.12	648
3/27 6 MO LIBOR 50/30 Balloon	641	213,269,476.51	12.40	7.342	355	84.69	656
3/27 6 MO LIBOR IO	62	26,273,557.06	1.53	6.600	355	83.49	659
5/25 6 MO LIBOR	12	3,808,877.81	0.22	6.468	356	75.77	698
5/25 6 MO LIBOR 40/30 Balloon	3	1,076,419.05	0.06	7.000	355	82.44	667
5/25 6 MO LIBOR 50/30 Balloon	41	15,043,688.03	0.87	6.655	356	82.82	679
5/25 6 MO LIBOR IO	23	8,640,360.03	0.50	6.246	355	79.10	703
Fixed Rate	2,254	306,390,012.95	17.82	8.266	351	85.33	659
Fixed Rate 40/30 Balloon	139	37,675,921.88	2.19	7.027	356	82.21	663
Fixed Rate 50/30 Balloon	485	156,585,487.98	9.10	6.992	355	81.78	671
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

PREPAYMENT PENALTIES AS OF ORIGINATION OF ALL HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Prepay Penalty: 0 months	2,026	$ 428,618,653.03	24.92%	8.164%	354	84.19%	638
Prepay Penalty: 12 months	953	271,139,545.81	15.77	7.726	355	83.24	657
Prepay Penalty: 24 months	2,750	621,086,761.81	36.11	7.973	355	83.32	637
Prepay Penalty: 30 months	15	2,940,830.45	0.17	8.587	355	90.54	621
Prepay Penalty: 36 months	1,585	396,036,914.81	23.03	7.096	355	81.67	662
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

__________________

(1)  The non-zero weighted average Prepayment Penalty of all of the Home Equity Loans is approximately 25  months.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Cash Out Refinance	4,460	$1,136,616,145.13	66.09%	7.639%	355	82.20%	640
Home Improvement	257	69,755,140.19	4.06	7.553	354	80.89	642
Purchase	2,533	493,533,231.81	28.70	8.154	354	85.60	660
Rate/Term Refinance	79	19,918,188.78	1.16	7.420	354	84.96	653
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

DEBT TO INCOME RATIO OF ALL HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 20.00	687	$ 95,125,119.70	5.53%	8.639%	353	87.92%	653
20.01 - 25.00	289	49,397,931.73	2.87	7.976	355	83.49	643
25.01 - 30.00	401	90,110,113.33	5.24	7.661	355	82.40	650
30.01 - 35.00	634	147,422,926.78	8.57	7.627	355	82.37	656
35.01 - 40.00	976	231,814,729.30	13.48	7.669	354	82.03	654
40.01 - 45.00	1,174	290,042,717.46	16.86	7.741	355	83.35	655
45.01 - 50.00	1,702	415,881,172.62	24.18	7.789	355	85.30	652
50.01 - 55.00	1,466	400,027,994.99	23.26	7.721	355	80.73	624
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)

The non-zero weighted average Debt to Income Ratio of all of the Home Equity Loans is approximately 41.79%.

FIXED RATE/ARM STATUS OF ALL HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
ARM	4,451	$1,219,171,283.10	70.89%	7.783%	355	82.82%	639
Fixed Rate	2,878	500,651,422.81	29.11	7.774	353	83.99	663
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

INTEREST ONLY STATUS OF ALL HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Interest Only	229	$ 87,720,151.24	5.10%	6.850%	355	82.18%	661
Not Interest Only	7,100	1,632,102,554.67	94.90	7.831	355	83.21	645
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

GROSS MARGIN OF ALL HOME EQUITY LOANS(1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
2.500 - 2.999	18	7,420,229.65	0.43	5.267	356	81.72	709
3.000 - 3.499	110	42,845,351.27	2.49	5.685	356	77.28	697
3.500 - 3.999	245	91,337,520.24	5.31	6.158	356	81.37	679
4.000 - 4.499	459	162,038,439.07	9.42	6.646	355	82.46	668
4.500 - 4.999	575	178,023,253.74	10.35	7.147	355	82.67	655
5.000 - 5.499	693	194,202,622.82	11.29	7.695	355	82.67	644
5.500 - 5.999	745	204,629,048.44	11.90	8.194	355	83.85	632
6.000 - 6.499	569	138,629,967.00	8.06	8.650	355	84.77	616
6.500 - 6.999	1,037	200,044,850.87	11.63	9.622	355	82.87	589
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)

The non-zero weighted average Gross Margin of all of the Home Equity Loans is approximately 5.304%.

MINIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
5.000 - 5.499	27	11,273,871.70	0.66	5.318	356	81.24	710
5.500 - 5.999	148	57,452,417.76	3.34	5.779	356	78.29	694
6.000 - 6.499	274	103,029,938.27	5.99	6.270	356	82.26	672
6.500 - 6.999	560	184,991,082.35	10.76	6.765	355	82.09	666
7.000 - 7.499	517	158,719,637.28	9.23	7.250	355	82.69	652
7.500 - 7.999	774	220,370,841.63	12.81	7.763	355	83.33	642
8.000 - 8.499	568	155,434,035.15	9.04	8.246	355	83.98	632
8.500 - 8.999	587	142,352,372.82	8.28	8.734	355	84.96	613
9.000 - 9.499	331	70,642,683.35	4.11	9.217	355	85.21	599
9.500 - 9.999	377	69,227,357.28	4.03	9.717	355	83.90	584
10.000 - 10.499	124	21,026,945.73	1.22	10.214	355	81.64	575
10.500 - 10.999	94	14,228,646.07	0.83	10.727	355	74.86	558
11.000 - 11.499	24	3,345,519.63	0.19	11.265	355	64.65	557
11.500 - 11.999	30	4,740,985.26	0.28	11.759	356	62.00	542
12.000 - 12.499	11	1,428,984.71	0.08	12.169	355	57.38	546
12.500 - 12.999	5	905,964.11	0.05	12.547	355	63.07	539
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)   The non-zero weighted average Minimum Interest Rate of all of the Home Equity Loans is approximately 7.783%.

MAXIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
11.000 - 11.499	27	11,273,871.70	0.66	5.318	356	81.24	710
11.500 - 11.999	148	57,452,417.76	3.34	5.779	356	78.29	694
12.000 - 12.499	274	103,029,938.27	5.99	6.270	356	82.26	672
12.500 - 12.999	560	184,991,082.35	10.76	6.765	355	82.09	666
13.000 - 13.499	517	158,719,637.28	9.23	7.250	355	82.69	652
13.500 - 13.999	774	220,370,841.63	12.81	7.763	355	83.33	642
14.000 - 14.499	568	155,434,035.15	9.04	8.246	355	83.98	632
14.500 - 14.999	587	142,352,372.82	8.28	8.734	355	84.96	613
15.000 - 15.499	331	70,642,683.35	4.11	9.217	355	85.21	599
15.500 - 15.999	377	69,227,357.28	4.03	9.717	355	83.90	584
16.000 - 16.499	124	21,026,945.73	1.22	10.214	355	81.64	575
16.500 - 16.999	94	14,228,646.07	0.83	10.727	355	74.86	558
17.000 - 17.499	24	3,345,519.63	0.19	11.265	355	64.65	557
17.500 - 17.999	30	4,740,985.26	0.28	11.759	356	62.00	542
18.000 - 18.499	11	1,428,984.71	0.08	12.169	355	57.38	546
18.500 - 18.999	5	905,964.11	0.05	12.547	355	63.07	539
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)   The non-zero weighted average Maximum Interest Rate of all of the Home Equity Loans is approximately 13.783%.

INITIAL PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
2.000	1	565,990.45	0.03	8.950	351	90.00	580
3.000	4,450	1,218,605,292.65	70.86	7.783	355	82.82	639
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of all of the Home Equity Loans is approximately 3.000%

SUBSEQUENT PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
1.500	4,451	1,219,171,283.10	70.89	7.783	355	82.82	639
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of all of the Home Equity Loans is approximately 1.500%.

NEXT INTEREST RATE ADJUSTMENT DATES OF ALL HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	2,878	$ 500,651,422.81	29.11%	7.774%	353	83.99%	663
06/01/08	1	160,045.78	0.01	7.150	348	80.00	635
07/01/08	1	152,892.03	0.01	10.550	349	80.00	523
08/01/08	2	256,383.81	0.01	10.404	350	65.94	512
09/01/08	24	7,383,226.47	0.43	8.644	351	78.56	618
10/01/08	47	15,175,308.58	0.88	8.705	352	84.69	618
11/01/08	178	63,589,345.49	3.70	8.018	353	84.55	638
12/01/08	643	156,293,835.36	9.09	7.983	354	82.81	636
01/01/09	817	201,744,240.60	11.73	7.907	355	82.80	639
02/01/09	1,066	284,695,349.10	16.55	7.884	356	82.21	634
03/01/09	489	127,895,060.53	7.44	8.062	357	81.79	622
09/01/09	1	249,791.81	0.01	8.600	351	52.08	587
10/01/09	16	7,139,420.83	0.42	8.797	352	87.31	610
11/01/09	68	23,883,589.93	1.39	7.811	353	85.05	633
12/01/09	160	45,870,601.00	2.67	7.466	354	83.89	662
01/01/10	250	74,534,908.78	4.33	7.294	355	84.01	655
02/01/10	405	126,043,555.43	7.33	7.246	356	83.63	654
03/01/10	204	55,534,382.65	3.23	7.607	357	81.92	637
09/01/11	1	244,000.00	0.01	7.850	351	80.00	699
10/01/11	2	1,348,449.13	0.08	7.365	352	83.33	676
11/01/11	1	455,399.42	0.03	6.550	353	80.00	718
12/01/11	5	1,772,975.84	0.10	7.400	354	86.58	659
01/01/12	17	5,775,117.45	0.34	6.359	355	79.35	704
02/01/12	38	13,733,764.90	0.80	6.502	356	80.74	681
03/01/12	15	5,239,638.18	0.30	6.161	357	79.75	703
Total	7,329	$1,719,822,705.91	100.00%	7.781%	355	83.16%	646

Group 1 Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Actual Principal Balance	$905,773,494	$14,907	$607,805
Average Actual Principal Balance	$196,140
Number of Mortgage Loans	4,618

Weighted Average Gross Coupon	7.831%	5.250%	13.200%
Weighted Average FICO Score	635	500	812
Weighted Average Combined Original LTV	81.30%	8.55%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	355 months	111 months	357 months
Weighted Average Seasoning	4 months	3 months	12 months

Weighted Average Gross Margin	5.492%	2.863%	6.990%
Weighted Average Minimum Interest Rate	8.024%	5.250%	12.650%
Weighted Average Maximum Interest Rate	14.024%	11.250%	18.650%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	23 months	14 months	57 months

Maturity Date		Sep 1 2016	Mar 1 2037
Maximum Zip Code Concentration	0.57%	20744 (Ft. Washington, MD)

ARM	68.10%	First Lien	97.62%
Fixed Rate	31.90%	Second Lien	2.38%

2/28 6 MO LIBOR	18.46%	Easy Documentation	0.98%
2/28 6 MO LIBOR 40/30 Balloon	6.95%	Full Documentation	75.50%
2/28 6 MO LIBOR 50/30 Balloon	21.17%	Stated Income	23.52%
2/28 6 MO LIBOR IO	1.68%
3/27 6 MO LIBOR	4.59%	Cash Out Refinance	83.84%
3/27 6 MO LIBOR 40/30 Balloon	1.90%	Home Improvement	4.68%
3/27 6 MO LIBOR 50/30 Balloon	11.08%	Purchase	10.33%
3/27 6 MO LIBOR IO	0.90%	Rate/Term Refinance	1.16%
5/25 6 MO LIBOR	0.19%
5/25 6 MO LIBOR 40/30 Balloon	0.06%	2 Units	5.73%
5/25 6 MO LIBOR 50/30 Balloon	0.70%	3 Units	0.96%
5/25 6 MO LIBOR IO	0.42%	4 Units	0.31%
Fixed Rate	18.81%	Condominium	6.09%
Fixed Rate 40/30 Balloon	3.18%	Single Family	86.90%
Fixed Rate 50/30 Balloon	9.91%
		Non-owner	9.20%
Interest Only	3.00%	Primary	89.70%
Not Interest Only	97.00%	Second Home	1.10%

Prepay Penalty: 0 months	27.82%	Top 5 States:
Prepay Penalty: 12 months	13.41%	California	17.22%
Prepay Penalty: 24 months	33.28%	Florida	14.72%
Prepay Penalty: 30 months	0.30%	Maryland	9.95%
Prepay Penalty: 36 months	25.20%	New York	7.86%
		Illinois	5.83%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 1 HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Alabama	8	$ 1,098,063.60	0.12%	8.507%	355	91.29%	609
Alaska	1	119,772.79	0.01	11.750	356	48.00	522
Arizona	161	28,486,840.92	3.15	7.840	355	82.15	629
Arkansas	13	1,145,744.06	0.13	8.513	356	87.17	616
California	585	156,016,147.27	17.22	7.211	355	76.95	651
Colorado	109	15,997,149.77	1.77	7.977	355	85.43	645
Connecticut	89	18,280,570.03	2.02	8.032	356	83.67	629
Delaware	42	6,750,745.61	0.75	8.100	356	84.28	613
District of Columbia	40	8,626,479.90	0.95	7.430	356	73.78	627
Florida	715	133,352,083.27	14.72	8.008	356	80.09	623
Georgia	175	24,315,666.92	2.68	8.282	354	87.45	632
Hawaii	50	17,945,417.87	1.98	7.225	355	79.98	672
Idaho	25	3,712,901.55	0.41	8.394	355	86.47	606
Illinois	293	52,824,673.15	5.83	8.087	355	83.79	642
Indiana	32	3,750,949.87	0.41	8.678	354	88.69	622
Iowa	6	751,305.00	0.08	10.353	355	82.62	556
Kansas	16	1,885,115.10	0.21	8.523	356	85.74	616
Kentucky	29	3,092,463.81	0.34	8.691	354	87.53	620
Maine	12	1,511,910.90	0.17	9.233	356	82.07	592
Maryland	424	90,167,541.72	9.95	7.866	355	82.82	630
Massachusetts	136	31,727,682.25	3.50	7.899	355	82.43	636
Michigan	21	2,409,872.08	0.27	8.467	355	83.89	647
Minnesota	92	13,498,678.79	1.49	7.917	355	84.92	649
Missouri	43	4,462,670.99	0.49	8.838	349	86.99	618
Montana	2	432,481.53	0.05	8.151	354	87.50	586
Nebraska	2	413,137.42	0.05	8.765	357	81.30	653
Nevada	60	11,721,436.32	1.29	7.933	355	82.66	618
New Hampshire	25	4,486,247.50	0.50	8.056	356	83.27	620
New Jersey	212	48,733,458.65	5.38	8.197	353	79.78	632
New Mexico	22	3,426,683.57	0.38	7.930	355	84.23	648
New York	240	71,170,369.87	7.86	7.354	354	77.62	647
North Carolina	94	13,503,048.77	1.49	8.653	354	87.71	618
Ohio	42	5,083,902.98	0.56	8.722	354	87.42	624
Oklahoma	9	777,981.56	0.09	9.042	356	85.15	616
Oregon	35	6,830,430.19	0.75	7.364	355	87.00	651
Pennsylvania	129	17,616,189.63	1.94	8.477	352	83.98	630
Rhode Island	10	2,040,741.10	0.23	8.334	354	83.78	600
South Carolina	27	3,043,618.02	0.34	8.919	356	84.54	613
Tennessee	42	4,107,689.57	0.45	8.727	348	86.86	626
Texas	112	15,490,732.51	1.71	7.718	345	82.40	645
Utah	32	6,042,056.55	0.67	7.676	355	83.86	628
Vermont	5	495,419.86	0.05	8.544	354	88.55	654
Virginia	196	35,472,030.36	3.92	7.917	354	82.68	629
Washington	91	18,159,502.79	2.00	7.622	355	84.35	638
West Virginia	11	1,323,883.86	0.15	8.934	340	85.13	612
Wisconsin	100	13,011,625.57	1.44	8.555	354	85.36	612
Wyoming	3	460,378.95	0.05	7.742	354	89.61	694
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

—————————

(1)

Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 1 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 49.99	165	$ 26,694,487.68	2.95%	7.839%	354	40.07%	626
50.00 - 54.99	63	12,874,741.11	1.42	7.928	352	52.56	610
55.00 - 59.99	92	19,126,699.49	2.11	7.501	353	57.61	626
60.00 - 64.99	149	28,928,837.84	3.19	7.789	356	62.42	619
65.00 - 69.99	170	34,848,710.22	3.85	7.801	355	67.17	621
70.00 - 74.99	235	49,141,801.02	5.43	7.885	355	72.08	614
75.00 - 79.99	371	81,567,526.15	9.01	7.682	354	76.90	625
80.00	956	199,647,567.92	22.04	7.651	354	80.00	644
80.01 - 84.99	201	48,562,075.80	5.36	7.150	355	83.13	645
85.00 - 89.99	543	123,115,250.42	13.59	7.585	356	86.14	632
90.00 - 94.99	777	169,402,773.91	18.70	7.852	355	90.40	641
95.00 - 99.99	290	60,220,229.52	6.65	8.238	355	95.26	635
100.00	606	51,642,793.27	5.70	9.540	351	100.00	654
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of Group 1 Home Equity Loans is approximately 81.30%.

CURRENT COUPON RATES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
5.000 - 5.499	16	$ 5,179,901.97	0.57%	5.308%	356	79.26%	700
5.500 - 5.999	160	45,409,170.16	5.01	5.870	352	76.79	684
6.000 - 6.499	390	100,498,202.86	11.10	6.276	354	77.55	675
6.500 - 6.999	619	155,854,214.22	17.21	6.759	355	79.78	663
7.000 - 7.499	435	101,052,708.00	11.16	7.254	355	81.84	646
7.500 - 7.999	639	139,802,278.24	15.43	7.757	355	82.17	636
8.000 - 8.499	449	91,616,405.17	10.11	8.244	355	83.42	622
8.500 - 8.999	519	99,812,572.55	11.02	8.742	355	83.99	610
9.000 - 9.499	284	48,696,488.31	5.38	9.214	355	84.01	593
9.500 - 9.999	370	55,991,637.05	6.18	9.740	355	82.17	578
10.000 - 10.499	248	22,911,870.98	2.53	10.207	353	84.47	595
10.500 - 10.999	137	15,350,264.26	1.69	10.735	353	76.27	568
11.000 - 11.499	132	8,510,990.73	0.94	11.300	346	84.91	617
11.500 - 11.999	108	8,693,828.19	0.96	11.719	353	77.96	581
12.000 - 12.499	80	4,445,056.04	0.49	12.249	346	83.11	588
12.500 - 12.999	29	1,861,131.30	0.21	12.581	334	81.66	575
13.000 - 13.499	3	86,774.32	0.01	13.137	285	85.16	565
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The weighted average Coupon Rate of Group 1 Home Equity Loans is approximately 7.831%.

LOAN BALANCES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 50,000.00	331	$ 11,878,723.26	1.31%	11.101%	336	97.46%	651
50,000.01 - 100,000.00	581	44,533,554.50	4.92	9.514	354	83.49	624
100,000.01 - 150,000.00	757	95,512,593.59	10.54	8.418	354	78.47	616
150,000.01 - 200,000.00	932	163,195,428.67	18.02	8.006	355	79.83	624
200,000.01 - 250,000.00	711	159,164,168.94	17.57	7.791	355	80.57	631
250,000.01 - 300,000.00	490	134,256,064.98	14.82	7.611	355	80.36	635
300,000.01 - 350,000.00	396	128,230,156.56	14.16	7.428	355	82.24	646
350,000.01 - 400,000.00	275	103,007,068.97	11.37	7.159	356	82.68	654
400,000.01 - 450,000.00	79	32,562,694.11	3.60	7.211	356	85.76	656
450,000.01 - 500,000.00	35	16,576,171.42	1.83	7.434	355	82.48	649
500,000.01 - 550,000.00	17	8,761,928.03	0.97	7.058	344	84.89	667
550,000.01 - 600,000.00	12	6,879,611.69	0.76	6.809	355	81.89	698
600,000.01 - 650,000.00	2	1,215,329.63	0.13	7.250	356	80.00	660
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The average outstanding Loan Balance of Group 1 Home Equity Loans is approximately $196,140.

TYPES OF MORTGAGED PROPERTIES OF GROUP 1 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2 Units	180	$ 51,890,327.06	5.73%	7.661%	353	79.17%	647
3 Units	24	8,736,008.55	0.96	7.234	356	77.45	668
4 Units	10	2,808,964.60	0.31	7.183	355	80.16	663
Condominium	320	55,200,836.55	6.09	7.981	355	82.80	644
Single Family	4,084	787,137,357.59	86.90	7.841	355	81.38	634
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

ORIGINAL TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
120	10	$ 390,077.94	0.04%	11.459%	115	99.66%	647
180	56	3,647,054.95	0.40	7.916	176	75.22	659
240	5	731,310.64	0.08	8.197	236	79.72	598
300	1	190,522.85	0.02	6.850	294	80.00	626
360	4,546	900,814,527.97	99.45	7.829	356	81.32	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The weighted average Original Term to Maturity of Group 1 Home Equity Loans is approximately 359 months.

REMAINING TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
61 - 120	10	$ 390,077.94	0.04%	11.459%	115	99.66%	647
121 - 180	56	3,647,054.95	0.40	7.916	176	75.22	659
181 - 240	5	731,310.64	0.08	8.197	236	79.72	598
241 - 300	1	190,522.85	0.02	6.850	294	80.00	626
301 - 360	4,546	900,814,527.97	99.45	7.829	356	81.32	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The weighted average Remaining Term to Maturity of Group 1 Home Equity Loans is approximately 355 months.

SEASONING OF GROUP 1 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
1 - 6	4,401	$854,421,125.27	94.33%	7.814%	355	81.34%	636
7 - 12	217	51,352,369.08	5.67	8.119	352	80.67	632
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The weighted average Seasoning of Group 1 Home Equity Loans is approximately 4 months.

CURRENT DELINQUENCY STATUS OF GROUP 1 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Current	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	4,592	$901,158,470.80	99.49%	7.825%	355	81.32%	636
1	24	4,288,154.47	0.47	9.059	354	79.83	596
2	2	326,869.08	0.04	9.155	354	52.25	545
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

OCCUPANCY STATUS OF GROUP 1 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Non-owner	463	$ 83,348,532.64	9.20%	8.212%	355	80.78%	657
Primary	4,106	812,442,863.23	89.70	7.793	355	81.36	633
Second Home	49	9,982,098.48	1.10	7.743	355	80.56	643
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

LIEN POSITIONS OF GROUP 1 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
First Lien	4,138	$884,245,479.77	97.62%	7.752%	355	80.85%	635
Second Lien	480	21,528,014.58	2.38	11.088	344	99.64	656
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

DOCUMENTATION TYPES OF GROUP 1 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Easy Documentation	43	$ 8,888,994.39	0.98%	8.046%	351	81.59%	622
Full Documentation	3,539	683,840,389.62	75.50	7.674	355	82.49	632
Stated Income	1,036	213,044,110.34	23.52	8.329	355	77.45	645
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

CREDIT GRADES OF GROUP 1 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
A	466	$ 93,690,180.08	10.34%	8.376%	355	81.09%	608
A+	2,815	532,759,166.54	58.82	7.743	355	83.09	643
A-	225	43,278,494.16	4.78	8.516	355	74.62	593
AA	671	157,721,751.43	17.41	6.785	354	82.03	669
B	225	41,561,820.35	4.59	9.020	355	75.33	578
C	144	25,083,183.87	2.77	9.371	354	70.73	567
C-	60	9,871,310.50	1.09	11.498	355	61.68	555
D	12	1,807,587.42	0.20	11.889	355	52.68	567
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
500 - 524	136	$ 23,052,061.87	2.55%	9.906%	354	71.04%	512
525 - 549	250	42,927,088.43	4.74	9.413	355	71.97	536
550 - 574	370	68,969,592.50	7.61	9.011	355	78.96	562
575 - 599	399	78,911,998.58	8.71	8.585	355	80.08	588
600 - 624	864	161,002,524.99	17.78	8.064	355	82.78	612
625 - 649	992	190,679,594.78	21.05	7.520	355	83.28	638
650 - 674	688	134,805,381.50	14.88	7.364	355	82.52	661
675 - 699	389	86,229,634.19	9.52	7.132	354	82.82	686
700+	530	119,195,617.51	13.16	6.899	354	81.15	732
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)

The non-zero weighted average Credit Score of Group 1 Home Equity Loans is approximately 635.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

PRODUCT TYPES OF GROUP 1 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2/28 6 MO LIBOR	1,008	$167,203,588.92	18.46%	8.748%	355	78.54%	599
2/28 6 MO LIBOR 40/30 Balloon	288	62,930,119.27	6.95	8.155	355	81.69	615
2/28 6 MO LIBOR 50/30 Balloon	822	191,771,470.80	21.17	7.830	355	83.34	636
2/28 6 MO LIBOR IO	62	15,240,197.77	1.68	7.158	355	83.47	658
3/27 6 MO LIBOR	225	41,606,164.48	4.59	8.228	356	79.81	609
3/27 6 MO LIBOR 40/30 Balloon	80	17,207,342.48	1.90	7.822	356	81.00	636
3/27 6 MO LIBOR 50/30 Balloon	388	100,372,730.34	11.08	7.490	355	83.86	646
3/27 6 MO LIBOR IO	28	8,126,552.98	0.90	6.627	355	82.42	663
5/25 6 MO LIBOR	7	1,696,488.21	0.19	6.370	356	80.94	669
5/25 6 MO LIBOR 40/30 Balloon	2	516,562.08	0.06	7.216	355	79.66	717
5/25 6 MO LIBOR 50/30 Balloon	24	6,372,033.26	0.70	6.600	356	82.36	687
5/25 6 MO LIBOR IO	15	3,823,905.68	0.42	6.279	356	77.58	707
Fixed Rate	1,202	170,340,759.07	18.81	7.664	351	80.94	652
Fixed Rate 40/30 Balloon	119	28,763,559.23	3.18	7.044	356	80.89	658
Fixed Rate 50/30 Balloon	348	89,802,019.78	9.91	7.077	356	80.10	664
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 1 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Prepay Penalty: 0 months	1,369	$251,941,895.83	27.82%	8.175%	354	82.55%	629
Prepay Penalty: 12 months	507	121,426,742.12	13.41	7.666	355	80.46	646
Prepay Penalty: 24 months	1,622	301,439,223.80	33.28	8.098	355	81.28	623
Prepay Penalty: 30 months	14	2,716,467.27	0.30	8.561	355	89.76	617
Prepay Penalty: 36 months	1,106	228,249,165.33	25.20	7.179	355	80.29	654
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

__________________

(1)  The non-zero weighted average Prepayment Penalty of Group 1 Home Equity Loans is approximately 26 months.

PURPOSE OF GROUP 1 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Cash Out Refinance	3,667	$759,358,248.51	83.84%	7.787%	355	80.80%	633
Home Improvement	192	42,375,918.00	4.68	7.675	354	78.52	631
Purchase	700	93,577,209.50	10.33	8.284	354	86.20	656
Rate/Term Refinance	59	10,462,118.34	1.16	7.641	353	84.78	645
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

DEBT TO INCOME RATIO OF GROUP 1 HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 20.00	286	$ 33,915,276.10	3.74%	8.258%	354	84.00%	646
20.01 - 25.00	172	23,903,533.66	2.64	8.144	355	80.48	631
25.01 - 30.00	256	47,476,980.47	5.24	7.744	355	80.40	643
30.01 - 35.00	422	77,358,474.05	8.54	7.771	355	80.76	645
35.01 - 40.00	587	115,208,691.22	12.72	7.706	354	81.12	641
40.01 - 45.00	699	137,829,255.02	15.22	7.813	355	82.03	645
45.01 - 50.00	1,015	202,933,133.80	22.40	7.802	355	84.05	642
50.01 - 55.00	1,181	267,148,150.03	29.49	7.868	355	78.95	618
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The non-zero weighted average Debt to Income Ratio of Group 1 Home Equity Loans is approximately 42.97%.

FIXED RATE/ARM STATUS OF GROUP 1 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
ARM	2,949	$616,867,156.27	68.10%	8.024%	355	81.59%	626
Fixed Rate	1,669	288,906,338.08	31.90	7.420	353	80.68	656
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

INTEREST ONLY STATUS OF GROUP 1 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Interest Only	105	$ 27,190,656.43	3.00%	6.876%	355	82.33%	666
Not Interest Only	4,513	878,582,837.92	97.00	7.861	355	81.27	634
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

GROSS MARGIN OF GROUP 1 HOME EQUITY LOANS (1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$ 288,906,338.08	31.90%	7.420%	353	80.68%	656
2.500 - 2.999	11	3,687,696.47	0.41	5.281	356	80.96	704
3.000 - 3.499	63	18,011,496.39	1.99	5.687	356	76.16	687
3.500 - 3.999	128	34,246,815.05	3.78	6.172	356	79.32	678
4.000 - 4.499	247	62,945,849.21	6.95	6.646	355	80.82	668
4.500 - 4.999	339	81,276,893.55	8.97	7.156	355	81.93	648
5.000 - 5.499	426	93,810,635.43	10.36	7.738	355	81.78	633
5.500 - 5.999	506	107,695,948.60	11.89	8.237	355	83.33	621
6.000 - 6.499	410	81,135,047.11	8.96	8.667	355	83.80	608
6.500 - 6.999	819	134,056,774.46	14.80	9.700	355	80.20	578
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)

The non-zero weighted average Gross Margin of Group 1 Home Equity Loans is approximately 5.492%.

MINIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$ 288,906,338.08	31.90%	7.420%	353	80.68%	656
5.000 - 5.499	16	5,179,901.97	0.57	5.308	356	79.26	700
5.500 - 5.999	83	23,776,032.65	2.62	5.763	356	77.10	687
6.000 - 6.499	149	38,962,564.89	4.30	6.285	356	80.56	673
6.500 - 6.999	310	77,467,860.68	8.55	6.774	356	80.37	663
7.000 - 7.499	305	72,423,560.48	8.00	7.253	355	82.30	643
7.500 - 7.999	472	105,676,700.92	11.67	7.765	355	82.37	633
8.000 - 8.499	373	78,301,990.38	8.64	8.250	355	83.82	621
8.500 - 8.999	436	86,090,058.97	9.50	8.741	355	84.04	606
9.000 - 9.499	251	43,169,306.62	4.77	9.215	355	83.89	591
9.500 - 9.999	308	50,118,824.41	5.53	9.726	355	81.56	574
10.000 - 10.499	99	14,438,629.72	1.59	10.204	355	77.99	563
10.500 - 10.999	78	10,904,243.78	1.20	10.748	355	71.40	551
11.000 - 11.499	23	3,281,546.72	0.36	11.263	355	64.35	558
11.500 - 11.999	30	4,740,985.26	0.52	11.759	356	62.00	542
12.000 - 12.499	11	1,428,984.71	0.16	12.169	355	57.38	546
12.500 - 12.999	5	905,964.11	0.10	12.547	355	63.07	539
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The non-zero weighted average Minimum Interest Rate of Group 1 Home Equity Loans is approximately 8.024%.

MAXIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$ 288,906,338.08	31.90%	7.420%	353	80.68%	656
11.000 - 11.499	16	5,179,901.97	0.57	5.308	356	79.26	700
11.500 - 11.999	83	23,776,032.65	2.62	5.763	356	77.10	687
12.000 - 12.499	149	38,962,564.89	4.30	6.285	356	80.56	673
12.500 - 12.999	310	77,467,860.68	8.55	6.774	356	80.37	663
13.000 - 13.499	305	72,423,560.48	8.00	7.253	355	82.30	643
13.500 - 13.999	472	105,676,700.92	11.67	7.765	355	82.37	633
14.000 - 14.499	373	78,301,990.38	8.64	8.250	355	83.82	621
14.500 - 14.999	436	86,090,058.97	9.50	8.741	355	84.04	606
15.000 - 15.499	251	43,169,306.62	4.77	9.215	355	83.89	591
15.500 - 15.999	308	50,118,824.41	5.53	9.726	355	81.56	574
16.000 - 16.499	99	14,438,629.72	1.59	10.204	355	77.99	563
16.500 - 16.999	78	10,904,243.78	1.20	10.748	355	71.40	551
17.000 - 17.499	23	3,281,546.72	0.36	11.263	355	64.35	558
17.500 - 17.999	30	4,740,985.26	0.52	11.759	356	62.00	542
18.000 - 18.499	11	1,428,984.71	0.16	12.169	355	57.38	546
18.500 - 18.999	5	905,964.11	0.10	12.547	355	63.07	539
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The weighted average Maximum Interest Rate of Group 1 Home Equity Loans is approximately 14.024%.

INITIAL PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$288,906,338.08	31.90%	7.420%	353	80.68%	656
3.000	2,949	616,867,156.27	68.10	8.024	355	81.59	626
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The weighted average Initial Periodic Rate Cap of Group 1 Home Equity Loans is approximately 3.000%.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$288,906,338.08	31.90%	7.420%	353	80.68%	656
1.500	2,949	616,867,156.27	68.10	8.024	355	81.59	626
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

________________

(1)  The weighted average Subsequent Periodic Rate Cap of Group 1 Home Equity Loans is approximately 1.500%.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 1 HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,669	$288,906,338.08	31.90%	7.420%	353	80.68%	656
08/01/08	1	125,900.12	0.01	10.200	350	75.24	515
09/01/08	11	2,709,842.05	0.30	8.648	351	74.60	627
10/01/08	26	5,726,767.41	0.63	9.001	352	80.76	612
11/01/08	80	18,292,952.68	2.02	8.293	353	81.18	617
12/01/08	442	84,023,048.31	9.28	8.251	354	82.96	621
01/01/09	540	101,367,015.10	11.19	8.204	355	81.82	621
02/01/09	728	151,897,912.21	16.77	8.112	356	80.77	622
03/01/09	352	73,001,938.88	8.06	8.240	357	79.94	613
09/01/09	1	249,791.81	0.03	8.600	351	52.08	587
10/01/09	6	1,956,237.40	0.22	9.408	352	84.60	600
11/01/09	36	9,267,713.45	1.02	7.981	353	82.73	619
12/01/09	100	22,841,070.73	2.52	7.748	354	84.09	642
01/01/10	150	33,353,061.20	3.68	7.573	355	83.74	638
02/01/10	274	64,852,714.30	7.16	7.534	356	82.73	643
03/01/10	154	34,792,201.39	3.84	7.759	357	79.83	626
09/01/11	1	244,000.00	0.03	7.850	351	80.00	699
12/01/11	3	643,558.48	0.07	7.833	354	83.20	681
01/01/12	12	3,239,663.49	0.36	6.568	355	79.35	706
02/01/12	21	5,486,905.18	0.61	6.416	356	81.23	692
03/01/12	11	2,794,862.08	0.31	6.140	357	80.18	678
Total	4,618	$905,773,494.35	100.00%	7.831%	355	81.30%	635

Group 2 Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Actual Principal Balance	$814,049,212	$15,284	$1,494,584
Average Actual Principal Balance	$300,276
Number of Mortgage Loans	2,711

Weighted Average Gross Coupon	7.724%	5.250%	13.600%
Weighted Average FICO Score	658	503	817
Weighted Average Combined Original LTV	85.23%	30.89%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	355 months	114 months	357 months
Weighted Average Seasoning	5 months	3 months	12 months

Weighted Average Gross Margin	5.112%	2.863%	6.990%
Weighted Average Minimum Interest Rate	7.537%	5.250%	11.350%
Weighted Average Maximum Interest Rate	13.537%	11.250%	17.350%
Weighted Average Initial Rate Cap	2.999%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	23 months	12 months	57 months

Maturity Date		Dec 1 2016	Mar 1 2037
Maximum Zip Code Concentration	0.59%	20744 (Ft. Washington, MD

ARM	73.99%	First Lien	91.35%
Fixed Rate	26.01%	Second Lien	8.65%

2/28 6 MO LIBOR	10.84%	Easy Documentation	1.85%
2/28 6 MO LIBOR 40/30 Balloon	4.55%	Full Documentation	66.55%
2/28 6 MO LIBOR 50/30 Balloon	31.62%	Stated Income	31.60%
2/28 6 MO LIBOR IO	4.61%
3/27 6 MO LIBOR	3.02%	Cash Out Refinance	46.34%
3/27 6 MO LIBOR 40/30 Balloon	1.27%	Home Improvement	3.36%
3/27 6 MO LIBOR 50/30 Balloon	13.87%	Purchase	49.13%
3/27 6 MO LIBOR IO	2.23%	Rate/Term Refinance	1.16%
5/25 6 MO LIBOR	0.26%
5/25 6 MO LIBOR 40/30 Balloon	0.07%	2 Units	5.95%
5/25 6 MO LIBOR 50/30 Balloon	1.07%	3 Units	0.28%
5/25 6 MO LIBOR IO	0.59%	Condominium	5.95%
Fixed Rate	16.71%	Single Family	87.83%
Fixed Rate 40/30 Balloon	1.09%
Fixed Rate 50/30 Balloon	8.20%	Non-owner	2.42%
		Primary	96.65%
Interest Only	7.44%	Second Home	0.93%
Not Interest Only	92.56%
		Top 5 States:
Prepay Penalty: 0 months	21.70%	California	40.70%
Prepay Penalty: 12 months	18.39%	New York	12.47%
Prepay Penalty: 24 months	39.27%	Florida	11.23%
Prepay Penalty: 30 months	0.03%	Maryland	7.75%
Prepay Penalty: 36 months	20.61%	New Jersey	3.54%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 2 HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Alabama	5	$ 972,714.24	0.12%	7.669%	356	90.79%	650
Arizona	68	18,473,558.79	2.27	7.745	355	82.63	648
Arkansas	4	403,117.47	0.05	8.326	357	93.26	639
California	901	331,333,771.19	40.70	7.445	355	84.48	661
Colorado	31	5,579,159.82	0.69	8.051	355	84.51	658
Connecticut	27	8,045,327.19	0.99	7.885	355	83.13	662
Delaware	6	1,818,486.57	0.22	8.936	354	85.50	596
District of Columbia	11	4,471,850.61	0.55	7.570	354	86.01	686
Florida	414	91,404,060.56	11.23	8.069	355	85.95	655
Georgia	52	11,302,663.54	1.39	8.163	353	87.55	642
Hawaii	31	9,312,390.66	1.14	8.228	353	87.50	676
Idaho	3	825,851.12	0.10	8.886	356	86.78	559
Illinois	96	22,440,051.23	2.76	8.283	355	84.39	654
Indiana	12	1,490,837.34	0.18	8.337	355	86.60	647
Kansas	2	121,855.48	0.01	9.301	318	83.97	666
Kentucky	2	225,217.98	0.03	8.579	354	90.00	622
Maryland	182	63,097,933.08	7.75	7.697	355	86.88	651
Massachusetts	61	18,173,594.50	2.23	7.653	355	85.87	659
Michigan	1	283,616.17	0.03	9.950	356	80.00	519
Minnesota	19	4,418,975.24	0.54	8.332	354	85.70	643
Missouri	6	1,253,092.35	0.15	8.198	354	87.23	625
Nevada	27	7,077,703.31	0.87	7.894	355	78.21	638
New Hampshire	2	695,193.71	0.09	7.233	355	89.24	619
New Jersey	94	28,796,670.43	3.54	8.101	355	85.77	658
New Mexico	8	2,241,612.01	0.28	8.228	355	88.05	650
New York	301	101,494,497.09	12.47	7.662	355	85.99	673
North Carolina	28	6,501,096.00	0.80	8.414	356	87.09	630
Ohio	16	2,830,919.07	0.35	7.984	354	86.98	652
Oklahoma	2	225,680.92	0.03	7.992	354	84.01	614
Oregon	5	1,765,996.42	0.22	7.765	352	86.32	695
Pennsylvania	29	7,529,018.50	0.92	8.380	355	84.64	635
Rhode Island	12	2,615,259.56	0.32	7.855	356	82.54	624
South Carolina	9	1,944,959.05	0.24	8.567	356	90.06	643
Tennessee	10	1,429,141.41	0.18	8.507	355	89.62	642
Texas	82	14,009,983.39	1.72	7.726	350	83.26	642
Utah	13	2,962,715.51	0.36	8.344	355	82.80	634
Virginia	88	25,817,422.94	3.17	7.962	355	86.85	641
Washington	35	8,132,196.18	1.00	7.667	354	84.30	680
West Virginia	3	328,649.30	0.04	9.144	354	82.55	584
Wisconsin	13	2,202,371.63	0.27	8.879	355	90.06	627
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

—————————

(1)

Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 2 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 49.99	6	$ 3,746,606.10	0.46%	7.490%	355	41.05%	634
50.00 - 54.99	10	4,485,627.39	0.55	6.561	354	52.52	677
55.00 - 59.99	7	2,562,343.14	0.31	7.605	355	57.89	619
60.00 - 64.99	12	5,996,152.14	0.74	6.599	354	62.83	677
65.00 - 69.99	23	11,791,178.87	1.45	7.063	356	67.79	649
70.00 - 74.99	28	14,156,490.10	1.74	6.931	355	71.95	642
75.00 - 79.99	59	30,497,139.91	3.75	6.832	355	77.33	669
80.00	902	317,902,865.87	39.05	7.358	355	80.00	665
80.01 - 84.99	56	30,758,605.48	3.78	6.859	356	83.66	646
85.00 - 89.99	203	96,389,890.71	11.84	7.125	355	86.47	654
90.00 - 94.99	308	141,431,637.39	17.37	7.644	355	90.41	647
95.00 - 99.99	179	55,906,795.08	6.87	8.145	354	95.17	647
100.00	918	98,423,879.38	12.09	10.247	353	100.00	667
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of Group 2 Home Equity Loans is approximately 85.23%.

CURRENT COUPON RATES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
5.000 - 5.499	11	$ 6,093,969.73	0.75%	5.326%	356	82.93%	719
5.500 - 5.999	98	52,503,953.78	6.45	5.861	356	78.26	689
6.000 - 6.499	203	102,258,608.52	12.56	6.264	356	82.48	682
6.500 - 6.999	334	149,467,976.72	18.36	6.767	355	83.60	672
7.000 - 7.499	250	101,049,768.79	12.41	7.247	355	83.33	660
7.500 - 7.999	344	129,808,087.06	15.95	7.753	355	84.41	653
8.000 - 8.499	212	83,328,553.46	10.24	8.240	355	84.43	642
8.500 - 8.999	165	60,289,068.59	7.41	8.718	355	86.35	624
9.000 - 9.499	88	29,440,678.41	3.62	9.225	355	87.01	611
9.500 - 9.999	129	23,866,714.33	2.93	9.737	351	91.85	625
10.000 - 10.499	207	21,827,375.26	2.68	10.189	352	96.72	658
10.500 - 10.999	134	13,175,242.22	1.62	10.773	354	96.38	654
11.000 - 11.499	243	19,852,354.29	2.44	11.256	352	99.76	672
11.500 - 11.999	137	11,377,293.04	1.40	11.645	355	99.77	651
12.000 - 12.499	103	6,935,767.91	0.85	12.276	355	99.78	620
12.500 - 12.999	41	2,182,317.82	0.27	12.653	321	98.87	633
13.000 - 13.499	11	549,515.72	0.07	13.271	325	98.50	632
13.500 - 13.999	1	41,965.91	0.01	13.600	355	95.00	619
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The weighted average Coupon Rate of Group 2 Home Equity Loans is approximately 7.724%.

LOAN BALANCES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 50,000.00	230	$ 8,504,293.70	1.04%	11.376%	340	99.34%	656
50,000.01 - 100,000.00	472	35,390,792.96	4.35	10.894	352	98.50	665
100,000.01 - 150,000.00	274	33,410,249.63	4.10	10.117	352	94.03	660
150,000.01 - 200,000.00	211	36,820,855.80	4.52	8.622	355	86.59	647
200,000.01 - 250,000.00	183	41,116,792.06	5.05	7.969	355	83.14	651
250,000.01 - 300,000.00	142	39,074,622.92	4.80	7.912	355	83.05	657
300,000.01 - 350,000.00	122	39,403,315.21	4.84	7.557	355	82.89	664
350,000.01 - 400,000.00	108	40,508,611.02	4.98	7.478	355	83.62	666
400,000.01 - 450,000.00	191	82,030,304.90	10.08	7.372	355	83.79	658
450,000.01 - 500,000.00	213	101,116,694.72	12.42	7.282	355	83.32	659
500,000.01 - 550,000.00	175	91,691,504.66	11.26	7.192	354	84.38	661
550,000.01 - 600,000.00	134	77,046,137.55	9.46	7.206	355	85.32	661
600,000.01 - 650,000.00	61	38,116,673.60	4.68	7.301	355	84.59	661
650,000.01 - 700,000.00	64	43,153,357.49	5.30	7.270	355	84.74	658
700,000.01 - 750,000.00	41	29,778,181.30	3.66	7.300	355	87.07	650
750,000.01 - 800,000.00	55	42,876,347.30	5.27	7.607	355	83.49	640
800,000.01 - 850,000.00	3	2,448,989.82	0.30	6.932	355	81.39	653
850,000.01 - 900,000.00	6	5,263,796.26	0.65	6.476	356	85.84	667
900,000.01 - 950,000.00	7	6,389,384.68	0.78	6.299	356	76.57	655
950,000.01 - 1,000,000.00	12	11,818,132.21	1.45	6.579	356	83.30	670
1,000,000.01+	7	8,090,173.77	0.99	6.480	355	76.03	688
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The average outstanding Loan Balance of Group 2 Home Equity Loans is approximately $300,276.

TYPES OF MORTGAGED PROPERTIES OF GROUP 2 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2 Units	142	$ 48,400,539.50	5.95%	7.735%	354	86.10%	685
3 Units	4	2,252,220.59	0.28	7.422	355	81.30	711
Condominium	196	48,435,123.43	5.95	7.946	354	85.76	664
Single Family	2,369	714,961,328.04	87.83	7.710	355	85.15	656
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

ORIGINAL TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
120	13	$ 884,792.32	0.11%	10.786%	115	99.48%	676
180	26	998,748.99	0.12	9.451	175	90.74	651
240	2	162,850.94	0.02	10.221	234	84.01	656
360	2,670	812,002,819.31	99.75	7.718	355	85.21	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The weighted average Original Term to Maturity of Group 2 Home Equity Loans is approximately 359 months.

REMAINING TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
61 - 120	13	$ 884,792.32	0.11%	10.786%	115	99.48%	676
121 - 180	26	998,748.99	0.12	9.451	175	90.74	651
181 - 240	2	162,850.94	0.02	10.221	234	84.01	656
301 - 360	2,670	812,002,819.31	99.75	7.718	355	85.21	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The weighted average Remaining Term to Maturity of Group 2 Home Equity Loans is approximately 355 months.

SEASONING OF GROUP 2 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
1 - 6	2,436	$708,338,141.00	87.01%	7.693%	355	85.26%	659
7 - 12	275	105,711,070.56	12.99	7.938	353	84.98	651
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The weighted average Seasoning of Group 2 Home Equity Loans is approximately 5 months.

CURRENT DELINQUENCY STATUS OF GROUP 2 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Current	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	2,684	$804,931,706.67	98.88%	7.716%	355	85.21%	659
1	26	8,494,793.85	1.04	8.437	350	86.89	627
2	1	622,711.04	0.08	8.550	353	79.97	538
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

OCCUPANCY STATUS OF GROUP 2 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Non-owner	61	$ 19,689,190.89	2.42%	7.840%	352	83.78%	674
Primary	2,635	786,806,187.89	96.65	7.723	355	85.25	658
Second Home	15	7,553,832.78	0.93	7.527	355	86.36	639
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

LIEN POSITIONS OF GROUP 2 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
First Lien	1,818	$743,617,787.24	91.35%	7.405%	355	83.85%	658
Second Lien	893	70,431,424.32	8.65	11.098	351	99.74	666
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

DOCUMENTATION TYPES OF GROUP 2 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Easy Documentation	50	$ 15,069,037.68	1.85%	7.760%	355	83.56%	647
Full Documentation	1,724	541,712,710.54	66.55	7.421	355	85.60	651
Stated Income	937	257,267,463.34	31.60	8.362	355	84.54	674
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

CREDIT GRADES OF GROUP 2 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
A	131	$ 56,773,830.93	6.97%	8.177%	355	84.16%	624
A+	1,883	512,268,207.70	62.93	7.896	354	85.81	658
A-	33	13,359,724.76	1.64	8.361	355	77.15	598
AA	623	215,982,747.10	26.53	7.085	355	84.94	676
B	33	12,842,265.37	1.58	8.648	355	81.85	592
C	8	2,822,435.70	0.35	9.193	355	76.53	565
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
500 - 524	10	$ 2,783,915.07	0.34%	9.966%	354	73.92%	518
525 - 549	23	8,444,489.71	1.04	8.930	355	77.18	538
550 - 574	64	25,699,958.51	3.16	8.739	355	81.62	562
575 - 599	95	41,351,792.02	5.08	8.526	355	87.70	587
600 - 624	451	119,552,834.29	14.69	8.139	355	86.01	613
625 - 649	603	176,768,671.32	21.71	7.725	354	85.07	638
650 - 674	579	166,157,516.66	20.41	7.708	355	86.11	662
675 - 699	381	107,801,861.25	13.24	7.425	355	86.12	687
700+	505	165,488,172.73	20.33	7.179	355	83.91	732
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)

The non-zero weighted average Credit Score of Group 2 Home Equity Loans is approximately 658.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

PRODUCT TYPES OF GROUP 2 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
2/28 6 MO LIBOR	294	$ 88,222,293.99	10.84%	8.216%	355	83.58%	638
2/28 6 MO LIBOR 40/30 Balloon	96	37,043,394.85	4.55	8.150	355	82.59	636
2/28 6 MO LIBOR 50/30 Balloon	616	257,368,585.77	31.62	7.584	355	84.60	652
2/28 6 MO LIBOR IO	82	37,566,036.38	4.61	7.039	355	81.46	653
3/27 6 MO LIBOR	69	24,578,980.40	3.02	7.417	355	82.68	659
3/27 6 MO LIBOR 40/30 Balloon	27	10,320,729.50	1.27	7.260	355	83.98	667
3/27 6 MO LIBOR 50/30 Balloon	253	112,896,746.17	13.87	7.210	355	85.42	665
3/27 6 MO LIBOR IO	34	18,147,004.08	2.23	6.589	355	83.97	657
5/25 6 MO LIBOR	5	2,112,389.60	0.26	6.547	356	71.63	721
5/25 6 MO LIBOR 40/30 Balloon	1	559,856.97	0.07	6.800	354	85.00	621
5/25 6 MO LIBOR 50/30 Balloon	17	8,671,654.77	1.07	6.696	355	83.16	674
5/25 6 MO LIBOR IO	8	4,816,454.35	0.59	6.219	355	80.30	701
Fixed Rate	1,052	136,049,253.88	16.71	9.020	352	90.82	668
Fixed Rate 40/30 Balloon	20	8,912,362.65	1.09	6.973	356	86.46	681
Fixed Rate 50/30 Balloon	137	66,783,468.20	8.20	6.878	355	84.05	681
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 2 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Prepay Penalty: 0 months	657	$176,676,757.20	21.70%	8.148%	354	86.54%	652
Prepay Penalty: 12 months	446	149,712,803.69	18.39	7.775	355	85.50	666
Prepay Penalty: 24 months	1,128	319,647,538.01	39.27	7.855	355	85.25	651
Prepay Penalty: 30 months	1	224,363.18	0.03	8.900	354	100.00	663
Prepay Penalty: 36 months	479	167,787,749.48	20.61	6.984	355	83.55	673
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

__________________

(1)   The non-zero weighted average Prepayment Penalty of Group 2 Home Equity Loans is approximately 24 months.

PURPOSE OF GROUP 2 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Cash Out Refinance	793	$377,257,896.62	46.34%	7.341%	355	85.03%	655
Home Improvement	65	27,379,222.19	3.36	7.364	355	84.55	658
Purchase	1,833	399,956,022.31	49.13	8.124	354	85.46	662
Rate/Term Refinance	20	9,456,070.44	1.16	7.175	356	85.16	662
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

DEBT TO INCOME RATIO OF GROUP 2 HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
0.01 - 20.00	401	$ 61,209,843.60	7.52%	8.850%	352	90.09%	657
20.01 - 25.00	117	25,494,398.07	3.13	7.819	355	86.32	654
25.01 - 30.00	145	42,633,132.86	5.24	7.569	355	84.63	658
30.01 - 35.00	212	70,064,452.73	8.61	7.467	355	84.14	668
35.01 - 40.00	389	116,606,038.08	14.32	7.632	355	82.94	666
40.01 - 45.00	475	152,213,462.44	18.70	7.676	355	84.55	663
45.01 - 50.00	687	212,948,038.82	26.16	7.778	355	86.49	662
50.01 - 55.00	285	132,879,844.96	16.32	7.425	355	84.31	638
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)  The non-zero weighted average Debt to Income Ratio of Group 2 Home Equity Loans is approximately 40.47%.

FIXED RATE/ARM STATUS OF GROUP 2 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
ARM	1,502	$602,304,126.83	73.99%	7.537%	355	84.08%	653
Fixed Rate	1,209	211,745,084.73	26.01	8.258	353	88.50	672
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

INTEREST ONLY STATUS OF GROUP 2 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
Interest Only	124	$ 60,529,494.81	7.44%	6.839%	355	82.12%	658
Not Interest Only	2,587	753,519,716.75	92.56	7.796	355	85.48	658
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

GROSS MARGIN OF GROUP 2 HOME EQUITY LOANS (1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$211,745,084.73	26.01%	8.258%	353	88.50%	672
2.500 - 2.999	7	3,732,533.18	0.46	5.254	356	82.47	714
3.000 - 3.499	47	24,833,854.88	3.05	5.683	355	78.08	704
3.500 - 3.999	117	57,090,705.19	7.01	6.149	356	82.60	680
4.000 - 4.499	212	99,092,589.86	12.17	6.646	355	83.51	668
4.500 - 4.999	236	96,746,360.19	11.88	7.139	355	83.28	661
5.000 - 5.499	267	100,391,987.39	12.33	7.654	355	83.51	653
5.500 - 5.999	239	96,933,099.84	11.91	8.146	355	84.43	643
6.000 - 6.499	159	57,494,919.89	7.06	8.626	355	86.14	628
6.500 - 6.999	218	65,988,076.41	8.11	9.463	355	88.27	612
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)

The non-zero weighted average Gross Margin of Group 2 Home Equity Loans is approximately 5.112%.

MINIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$ 211,745,084.73	26.01%	8.258%	353	88.50%	672
5.000 - 5.499	11	6,093,969.73	0.75	5.326	356	82.93	719
5.500 - 5.999	65	33,676,385.11	4.14	5.789	355	79.13	698
6.000 - 6.499	125	64,067,373.38	7.87	6.262	356	83.29	672
6.500 - 6.999	250	107,523,221.67	13.21	6.759	355	83.33	668
7.000 - 7.499	212	86,296,076.80	10.60	7.247	355	83.02	659
7.500 - 7.999	302	114,694,140.71	14.09	7.760	355	84.22	651
8.000 - 8.499	195	77,132,044.77	9.48	8.243	355	84.14	643
8.500 - 8.999	151	56,262,313.85	6.91	8.721	355	86.37	624
9.000 - 9.499	80	27,473,376.73	3.37	9.220	355	87.29	611
9.500 - 9.999	69	19,108,532.87	2.35	9.694	355	90.04	611
10.000 - 10.499	25	6,588,316.01	0.81	10.235	355	89.64	601
10.500 - 10.999	16	3,324,402.29	0.41	10.660	355	86.18	582
11.000 - 11.499	1	63,972.91	0.01	11.350	355	80.00	503
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)  The non-zero weighted average Minimum Interest Rate of Group 2 Home Equity Loans is approximately 7.537%.

MAXIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$ 211,745,084.73	26.01%	8.258%	353	88.50%	672
11.000 - 11.499	11	6,093,969.73	0.75	5.326	356	82.93	719
11.500 - 11.999	65	33,676,385.11	4.14	5.789	355	79.13	698
12.000 - 12.499	125	64,067,373.38	7.87	6.262	356	83.29	672
12.500 - 12.999	250	107,523,221.67	13.21	6.759	355	83.33	668
13.000 - 13.499	212	86,296,076.80	10.60	7.247	355	83.02	659
13.500 - 13.999	302	114,694,140.71	14.09	7.760	355	84.22	651
14.000 - 14.499	195	77,132,044.77	9.48	8.243	355	84.14	643
14.500 - 14.999	151	56,262,313.85	6.91	8.721	355	86.37	624
15.000 - 15.499	80	27,473,376.73	3.37	9.220	355	87.29	611
15.500 - 15.999	69	19,108,532.87	2.35	9.694	355	90.04	611
16.000 - 16.499	25	6,588,316.01	0.81	10.235	355	89.64	601
16.500 - 16.999	16	3,324,402.29	0.41	10.660	355	86.18	582
17.000 - 17.499	1	63,972.91	0.01	11.350	355	80.00	503
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)   The non-zero weighted average Maximum Interest Rate of Group 2 Home Equity Loans is approximately 13.537%.

INITIAL PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$211,745,084.73	26.01%	8.258%	353	88.50%	672
2.000	1	565,990.45	0.07	8.950	351	90.00	580
3.000	1,501	601,738,136.38	73.92	7.535	355	84.07	653
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of Group 2 Home Equity Loans is approximately 2.999%.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$211,745,084.73	26.01%	8.258%	353	88.50%	672
1.500	1,502	602,304,126.83	73.99	7.537	355	84.08	653
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of Group 2 Home Equity Loans is approximately 1.500%.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 2 HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score
N/A	1,209	$ 211,745,084.73	26.01%	8.258%	353	88.50%	672
06/01/08	1	160,045.78	0.02	7.150	348	80.00	635
07/01/08	1	152,892.03	0.02	10.550	349	80.00	523
08/01/08	1	130,483.69	0.02	10.600	350	56.96	510
09/01/08	13	4,673,384.42	0.57	8.641	351	80.86	613
10/01/08	21	9,448,541.17	1.16	8.525	352	87.07	622
11/01/08	98	45,296,392.81	5.56	7.907	353	85.91	646
12/01/08	201	72,270,787.05	8.88	7.672	354	82.64	653
01/01/09	277	100,377,225.50	12.33	7.607	355	83.78	657
02/01/09	338	132,797,436.89	16.31	7.622	356	83.86	648
03/01/09	137	54,893,121.65	6.74	7.825	357	84.24	635
10/01/09	10	5,183,183.43	0.64	8.567	352	88.33	614
11/01/09	32	14,615,876.48	1.80	7.703	353	86.53	642
12/01/09	60	23,029,530.27	2.83	7.186	354	83.70	682
01/01/10	100	41,181,847.58	5.06	7.068	355	84.22	669
02/01/10	131	61,190,841.13	7.52	6.941	356	84.59	664
03/01/10	50	20,742,181.26	2.55	7.354	357	85.42	655
10/01/11	2	1,348,449.13	0.17	7.365	352	83.33	676
11/01/11	1	455,399.42	0.06	6.550	353	80.00	718
12/01/11	2	1,129,417.36	0.14	7.153	354	88.50	647
01/01/12	5	2,535,453.96	0.31	6.091	355	79.34	702
02/01/12	17	8,246,859.72	1.01	6.560	356	80.41	673
03/01/12	4	2,444,776.10	0.30	6.185	357	79.26	731
Total	2,711	$814,049,211.56	100.00%	7.724%	355	85.23%	658